DEVELOPMENT AND LICENSE AGREEMENT

between

SMITHKLINE BEECHAM CORPORATION

and

PROTEIN DESIGN LABS, INC.







DEVELOPMENT AND LICENSE AGREEMENT

        THIS DEVELOPMENT AND LICENSE AGREEMENT (hereinafter "AGREEMENT"), is made as of the 28th day of September 1999, between Protein Design Labs, Inc., a company organized under the laws of the state of Delaware and having its principal place of business at 34801 Campus Drive, Fremont, California 94555 U.S.A. (hereinafter "PDL") and SmithKline Beecham Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, and having its principal office at One Franklin Plaza, Philadelphia, Pennsylvania 19101 U.S.A. (hereinafter "SB").

WITNESSETH THAT:
        WHEREAS, SB is the owner of all right, title and interest in, or otherwise controls, certain SB PATENTS, identified in Appendix A hereto, and know-how relating to an antibody that binds to IL-4, known as SB 240683;
        WHEREAS, PDL desires to obtain certain worldwide licenses from SB under the aforesaid PATENTS and know-how in order to undertake certain development and marketing efforts related to SB 240683, and SB is willing to grant to PDL such licenses; and
        WHEREAS, PDL and SB are contemporaneously entering into a Patent Rights Agreement (the "Rights Agreement") that grants SB rights to obtain certain nonexclusive license rights under patents and patent applications owned or controlled by PDL and a Patent License Agreement for an antibody directed against the IL-5 antigen (the "IL-5 License Agreement").
        NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the parties agree as follows:

1.      DEFINITIONS
                Except as expressly provided herein, capitalized terms in this AGREEMENT (including appendices hereto) shall have the following meanings:
        1.01 "ADMINISTRATION COSTS" shall mean those non-direct costs associated with supporting the commercialization of PRODUCT incurred after the commercial launch of the PRODUCT. "SB ADMINISTRATION COSTS" shall equal [CONFIDENTIAL TREATMENT REQUESTED] of SB NET SALES on an annual basis. If PDL co-promotes or otherwise markets or sells PRODUCT as set forth in Article 6, "PDL ADMINISTRATION COSTS" shall mean those non-direct costs incurred by PDL after the commercial launch of PRODUCT associated with supporting the commercialization of PRODUCT and shall be in an amount (expressed as a percentage of NET SALES) as agreed upon by the parties pursuant to Article 6; provided however, that in no event shall the amount exceed [CONFIDENTIAL TREATMENT REQUESTED]of NET SALES.
        1.02 "AFFILIATE(S)" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this AGREEMENT to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this AGREEMENT; provided however any such person, corporation, firm, partnership or other entity shall be deemed an AFFILIATE only for so long as it meets the requirements of this definition.
        1.03 "AGGREGATE PROJECTED DETAILS" shall mean the aggregate number of DETAILS projected to be performed by SB sales representatives and, if applicable, PDL sales representatives in the U.S.A., as determined in accordance with Paragraph 7.03((b).
        1.04 "COST OF GOODS" as applied to the cost of manufacturing PRODUCT for DEVELOPMENT and commercial purposes shall mean one or more of the following:
                [CONFIDENTIAL TREATMENT REQUESTED]
For purposes of calculating PRE-TAX PROFITS, COST OF GOODS shall mean the COST OF GOODS for the PRODUCT sold and reported in NET SALES during the relevant reporting period.
        1.05 "DETAIL(S)" shall mean a face-to-face meeting, in an individual or group practice setting, between a health care professional with prescribing authority and a professional representative of the applicable party during which a Major Presentation of PRODUCT is made to such health care professional. When used as a verb, "DETAIL" shall mean to engage in a DETAIL. The term "Major Presentation" as used in this Paragraph 1.05 shall mean a full PRODUCT presentation during which key PRODUCT attributes are verbally presented; provided that there shall be no more than [CONFIDENTIAL TREATMENT REQUESTED]Major Presentations in any DETAIL.
        1.06    "DEVELOPMENT" shall mean:
                (a) all activities related to the development of PRODUCT through to NDA APPROVAL, including all requisite preclinical and clinical trials required to confirm the profile of PRODUCT, such as, but not limited to, trials required to confirm the clinical efficacy, tolerability and dosing regimen of PRODUCT; and all activities associated with seeking NDA APPROVALS of PRODUCT; provided that all such activities are undertaken in accordance with the then-existing DEVELOPMENT PLAN; and
                (b) all activities related to:
(i) PRODUCT manufacture and PRODUCT improvement activities, such as formulation or reformulation, whether occurring before or after NDA APPROVAL including, without limitation, the activities set forth on Appendix
E;
(ii) the development of manufacturing processes for PRODUCT, including without limitation, process development and optimization, manufacturing scale-up, validation, qualification, and certification;
(iii) the establishment, improvement or expansion of manufacturing plants and other facilities or equipment used solely for the manufacture of PRODUCT or, if used for other applications in addition to the manufacture of PRODUCT, solely to the extent used for the manufacture of PRODUCT and in any event amortized in accordance with the accounting for such expenditures in accordance with the then standard practices of the party incurring the expenditure for such activities; and
(iv) any capital investment solely for PRODUCT associated with
(i), (ii), and (iii) above, provided that all such activities are approved in advance by the JDC and undertaken in accordance with the then existing DEVELOPMENT PLAN and in any event amortized in accordance with the accounting for capital expenditures in accordance with the then standard practices of the party incurring the expenditure for such activities.
1.07 "DEVELOPMENT COSTS" shall mean the following costs to the extent incurred by a party after the EFFECTIVE DATE: (i) all costs incurred in accordance with the then-current DEVELOPMENT PLAN, and (ii) all costs incurred in excess of the budget in the then-current DEVELOPMENT PLAN provided that any such excess costs have been approved in advance by each of the co-chairpersons of the JDC or by the JDC, as appropriate. DEVELOPMENT COSTS shall consist of the following:
[CONFIDENTIAL TREATMENT REQUESTED]
The term "FTE" shall mean a full-time equivalent employee (other than clerical, administrative assistant or secretarial employees) of a party for whom a reasonable reimbursement allowance shall be determined by the JDC. The initial reimbursement rates for each party's FTE are set forth in the DEVELOPMENT PLAN. Such reimbursement allowance shall be prorated according to the amount of time spent by the employee on activities for which reimbursement is to be paid under this AGREEMENT. By way of example, (i) if an employee is a full-time employee and spends one hundred percent (100%) of his or her time on activities for which reimbursement is to be paid under this AGREEMENT, such employee shall count as one (1) FTE, and (ii) if an employee is a full-time employee and spends forty percent (40%) of his or her time on activities for which reimbursement is to be paid under this AGREEMENT, such employee shall count as four-tenths (0.4) of an FTE.
        1.08 "DEVELOPMENT PLAN" shall mean the detailed plan for the DEVELOPMENT of PRODUCT, which DEVELOPMENT PLAN shall include, without limitation, the activities described in Paragraph 1.06 and a reasonably detailed budget for the projected expenses to be incurred for the items described in Paragraph 1.07. The DEVELOPMENT PLAN, as of the EFFECTIVE DATE, is summarized and attached to this AGREEMENT as Appendix D and is fully incorporated into this AGREEMENT. Such initial DEVELOPMENT PLAN may be amended from time to time as provided in Article 3.
    1.09 "EFFECTIVE DATE" shall mean the date as of which this AGREEMENT is effective and shall be the date of this AGREEMENT first written above.
     1.10 "FDA" shall mean, depending on context, the United States Food and Drug Administration, or the corresponding REGULATORY AUTHORITY in the relevant country of the TERRITORY, or any successor entities thereto.
        1.11    "IL-4" shall mean the human cytokine known as Interleukin 4.
        1.12 "INTEREST CHARGE ON WORKING CAPITAL" shall mean the quarterly interest, calculated at the PRIME RATE, on the average Working Capital in the TERRITORY from the beginning to the end of the relevant calendar quarter. For purposes of this Paragraph 1.12, "Working Capital" shall mean the sum of PRODUCT inventories held for sale in the TERRITORY and outstanding THIRD PARTY trade receivables due from the NET SALES of PRODUCT in the TERRITORY, minus outstanding THIRD PARTY trade credits due from the acquisition of PRODUCT from a THIRD PARTY or materials for manufacture of PRODUCT from THIRD PARTIES in the TERRITORY.
     1.13 "JDC" shall mean the joint development committee consisting of PDL and SB representatives and other appropriate personnel assembled in accordance with Paragraph 3.03.
        1.14 "JMC" shall mean the joint marketing committee consisting of PDL and SB representatives and other appropriate personnel assembled in accordance with Paragraph 7.01.
     1.15 "NDA" shall mean, depending on context, a New Drug Application or Biologics License Application filed by or on behalf of SB or PDL with the FDA requesting approval for commercialization of PRODUCT in the U.S.A. for an indication, or the corresponding equivalent application in a given country or regulatory jurisdiction of the TERRITORY.
        1.16 "NDA APPROVAL" shall mean, depending on context, the FDA's approval of an NDA filed by or on behalf of SB or PDL for marketing PRODUCT for an indication in any country or regulatory jurisdiction in the TERRITORY and the approval of all authorizations by governmental authorities which are required for the marketing, promotion, pricing and sale of PRODUCT in a given country or regulatory jurisdiction of the TERRITORY, including all manufacturing, pricing and reimbursement approvals.
     1.17 "OUT OF POCKET COSTS" shall mean any out-of-pocket payment made by a party to a THIRD PARTY in accordance with the terms and conditions of this AGREEMENT, but only to the extent such payment relates to costs which are incurred by a party after the EFFECTIVE DATE.
     1.18 "PATENT COSTS" shall mean the OUT OF POCKET COSTS incurred by a party in connection with the filing, prosecution and maintenance of SB PATENTS or PDL PATENTS, as well as the OUT OF POCKET COSTS of any patent interference, reexamination, reissue, opposition and revocation proceedings in connection with such SB PATENTS or PDL PATENTS, as the case may be. [CONFIDENTIAL
TREATMENT REQUESTED]
        1.19 "PDL" shall mean Protein Design Labs, Inc., a company organized under Delaware law and as of the EFFECTIVE DATE having its principal place of business at 34801 Campus Drive, Fremont, California, 94555 U.S.A.
        1.20 "PDL KNOW-HOW" shall mean all present and future technical information and know-how which relates to PRODUCT and shall include, without limitation, all biological, chemical, pharmacological, toxicological, clinical, assay, and control data and any other information relating to PRODUCT and useful for the DEVELOPMENT and commercialization of PRODUCT. Notwithstanding the above, it is understood that the term PDL KNOW-HOW shall not include any information or know-how related to the manufacture (e.g., cell culture, fermentation) or purification of any monoclonal antibody including, without limitation, PRODUCT, except to the extent such information or know-how shall be reasonably required with respect to a claim of product liability related to PRODUCT.
        1.21 "PDL NET SALES" shall mean the gross receipts from sales of PRODUCT in each country in the TERRITORY by PDL, its AFFILIATES and sublicensees ("the Selling Party") to THIRD PARTIES less

[CONFIDENTIAL TREATMENT REQUESTED]
Sales between PDL, its AFFILIATES and its or their sublicensees shall be excluded from the computation of PDL NET SALES and no payments will be payable on such sales except where such AFFILIATES or sublicensees are end users, but PDL NET SALES shall include the subsequent final sales to THIRD PARTIES by such AFFILIATES or sublicensees. [CONFIDENTIAL TREATMENT REQUESTED] If a
Selling Party receives non-cash consideration for any PRODUCT sold or otherwise transferred to a THIRD PARTY, the fair market value of such non-cash consideration on the date of such transfer as known to PDL, or as reasonably estimated by PDL if unknown, shall be included in the definition of Net Sales.
        1.22    "PDL PATENTS" shall mean either:
                 (a) Unless and until PDL's rights are terminated pursuant to Paragraph 3.06 or Article 12, all U.S.A. and other patents and patent applications (including any and all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPCs (as defined below)) during the term of this AGREEMENT which are or become owned by PDL, or to which PDL otherwise has, now or in the future, the right to grant licenses, which generically or specifically claim PRODUCT, a process for manufacturing PRODUCT, an intermediate used in such process or a use of PRODUCT. Also included within the definition of PDL PATENTS under this Paragraph 1.22(a) are any patents or patent applications which generically or specifically claim any improvements on PRODUCT or intermediates or manufacturing processes required or useful for production of PRODUCT which are developed by PDL, or which PDL otherwise has the right to grant licenses, now or in the future, during the term of this AGREEMENT. The current list of PDL PATENTS is set forth in Appendix A attached hereto.
            (b) If PDL's rights to PRODUCT are terminated under Paragraph 3.06 or Article 12, all U.S.A. and other patents and patent applications (including any and all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPCs) which are or, at any time during the term of this AGREEMENT through the effective date of termination of PDL's rights under Paragraph 3.06 or Article 12 become owned by PDL, or to which PDL otherwise has, now or at any time during the term of this AGREEMENT through the effective date of termination of PDL's rights under Paragraph 3.06 or Article 12, the right to grant licenses, which generically or specifically claim PRODUCT, a process for manufacturing PRODUCT, an intermediate used in such process or a use of PRODUCT. Also included within the definition of PDL PATENTS under this Paragraph 1.22 are any patents or patent applications which generically or specifically claim any improvements on PRODUCT or intermediates or manufacturing processes required or useful for production of PRODUCT which are developed by PDL during the term of this AGREEMENT through the effective date of termination of PDL's rights under Paragraph 3.06 or Article 12.
        1.23 "PHASE II REVIEW POINT" shall mean the date of notification from PDL that it has delivered to SB all of the clinical safety and efficacy data due [CONFIDENTIAL TREATMENT REQUESTED].
        1.24 "PHASE II REVIEW POINT PAYMENT" shall mean the payment indicated in Paragraph 3.04(a).
        1.25 "PRE-LAUNCH COMMERCIAL EXPENSES" shall mean the sum of the following expenses: [CONFIDENTIAL TREATMENT REQUESTED].
        1.26    " PRE-TAX PROFITS" shall mean the following calculation:
[CONFIDENTIAL TREATMENT REQUESTED].
      1.27 "PRIME RATE" shall mean the U.S.A. prime rate quoted by Citibank, N.A. for the applicable period.
        1.28 "PRODUCT" shall mean a pharmaceutical product comprising [CONFIDENTIAL TREATMENT REQUESTED].
        1.29 "PROMOTION EXPENSES" shall mean all direct and/or allocated selling, promotional, marketing and medical expenses for PRODUCT in the TERRITORY incurred by SB or PDL after the PHASE II REVIEW POINT PAYMENT which are directly related to:
                [CONFIDENTIAL TREATMENT REQUESTED]
provided that the scope of the term PROMOTION EXPENSES as it applies to expenses incurred by PDL shall be limited to those which are incurred for the promotion of PRODUCT in the U.S.A. in accordance with the procedures set forth in Article 7.
     1.30 "REGULATORY AUTHORITY(IES)" shall mean, depending on context, the FDA in the U.S.A. and/or the corresponding authorities in a given country or regulatory jurisdiction of the TERRITORY with responsibility for granting regulatory approval and pricing/reimbursement approval where appropriate for the manufacture, marketing, import, sale or use of PRODUCT in such country or regulatory jurisdiction.
        1.31    [CONFIDENTIAL TREATMENT REQUESTED]
    1.32 "SB 240683" shall mean that humanized antibody which binds to the human cytokine Interleukin 4 (IL-4) designated by SB as of the EFFECTIVE DATE as SB 240683.
        1.33 "SB" shall mean SmithKline Beecham Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, and as of the EFFECTIVE DATE having its principal office at One Franklin Plaza, Philadelphia, Pennsylvania 19101 U.S.A.
        1.34 "SB KNOW-HOW" shall mean all present and future technical information and know-how which relates to PRODUCT and shall include, without limitation, all biological, chemical, pharmacological, toxicological, clinical, assay, and control data and any other information relating to PRODUCT and useful for the DEVELOPMENT and commercialization of PRODUCT. Notwithstanding the above, it is understood that the term SB KNOW-HOW shall not include any information or know-how related to the manufacture (e.g., cell culture, fermentation) or purification of any monoclonal antibody including, without limitation, PRODUCT, except to the extent such information or know-how shall be reasonably required with respect to a claim of product liability related to PRODUCT.
     1.35 "SB NET SALES" shall mean the gross receipts from sales of PRODUCT in the TERRITORY by SB, its AFFILIATES and sublicensees ("the Selling Party") to THIRD PARTIES less [CONFIDENTIAL TREATMENT REQUESTED]Sales between SB, its AFFILIATES and its or their sublicensees shall be excluded from the computation of SB NET SALES and no payments will be payable on such sales except where such AFFILIATES or sublicensees are end users, but SB NET SALES shall include the subsequent final sales to THIRD PARTIES by such AFFILIATES or sublicensees. [CONFIDENTIAL TREATMENT REQUESTED] If a Selling Party receives non-cash consideration for any PRODUCT sold or otherwise transferred to a THIRD PARTY, the fair market value of such non-cash consideration on the date of such transfer as known to SB, or as reasonably estimated by SB if unknown, shall be included in the definition of Net Sales.
        1.36    "SB PATENTS" shall mean either:
        (a) Unless and until SB's rights are terminated pursuant to Paragraph
3.06 or Article 12, all U.S.A. and other patents and patent applications (including any and all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPCs) during the term of this AGREEMENT which are or become owned by SB, or to which SB otherwise has, now or in the future, the right to grant licenses, which generically or specifically claim PRODUCT, a process for manufacturing
PRODUCT, an intermediate used in such process or a use of PRODUCT. Also included within the definition of SB PATENTS under this Paragraph 1.36(a) are any patents or patent applications which generically or specifically claim any improvements on PRODUCT or intermediates or manufacturing processes required or useful for production of PRODUCT which are developed by SB, or which SB otherwise has the right to grant licenses, now or in the future, during the term of this AGREEMENT. The current list of SB PATENTS is set forth in Appendix A attached hereto.
        (b)  If SB's rights to PRODUCT are terminated under Paragraph 3.06 or
Article 12, all U.S.A. and other patents and patent applications (including any and all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPCs ) which are or, at any time during the term of this AGREEMENT through the effective date of termination of SB's rights under Paragraph 3.06 or Article 12 become owned by SB, or to which SB otherwise has, now or at any time during the term of this AGREEMENT through the effective date of termination of SB's rights under Paragraph 3.06 or Article 12, the right to grant licenses, which generically or specifically claim PRODUCT, a process for manufacturing PRODUCT, an intermediate used in such process or a use of PRODUCT. Also included within the definition of SB PATENTS under this Paragraph 1.36(b) are any patents or patent applications which generically or specifically claim any improvements on PRODUCT or intermediates or manufacturing processes required or useful for production of PRODUCT which are developed by SB during the term of this AGREEMENT through the effective date of termination of SB's rights under Articles 3 or Article 12.
     1.37 "SPC(s)" shall mean a right based upon a patent to exclude others from making, using or selling PRODUCT, such as a Supplementary Protection Certificate.
        1.38    "TERRITORY" shall mean all of the countries of the world.
        1.39 "THIRD PARTY(IES)" shall mean any party other than SB, PDL and their respective AFFILIATES.
        1.40 "THIRD PARTY ROYALTIES" shall mean one hundred percent (100%) of those payments set forth in Paragraph 5.06.
      1.41 "TRADEMARK COSTS" shall mean the OUT OF POCKET COSTS incurred by SB after the EFFECTIVE DATE, including without limitation, the fees and expenses paid to outside legal counsel and experts, related to creation, search, trademark marketing research, prosecution, registration and maintenance of trademarks which may be employed by SB specifically in conjunction with the commercialization of PRODUCT in the TERRITORY and which are directly related to PRODUCT ("Trademark"). TRADEMARK COSTS shall also include the OUT OF POCKET COSTS incurred by SB, including without limitation, the fees and expenses paid to outside legal counsel and experts and other
THIRD PARTIES which were incurred in bringing, maintaining and prosecuting any action related to any actual, alleged or threatened infringement of any Trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses, or defending any such claims brought by a THIRD PARTY against a Trademark used on a PRODUCT. TRADEMARK COSTS shall in no event include costs or expenses related to a "house name" or trade name which is not used exclusively in connection with PRODUCT.
        1.42 "U.S.A." shall mean the United States of America and all of its territories, trusteeships and possessions including, without limitation, the Commonwealth of Puerto Rico.
        1.43 "VALID CLAIM" shall mean [CONFIDENTIAL TREATMENT REQUESTED] 2. LICENSE GRANTS
        2.01    SB Grant.
                (a) Subject to the terms and conditions of this AGREEMENT, SB hereby grants to PDL, under SB PATENTS and SB KNOW-HOW, a co-exclusive license to make, have made, use, sell, import, and offer for sale PRODUCT in the TERRITORY in accordance with the terms and conditions of this AGREEMENT, with the right to sublicense as set forth in Paragraph 2.03 below.
                (b) Subject to the terms and conditions of this AGREEMENT, SB shall not grant to any THIRD PARTY, under SB PATENTS and SB KNOW-HOW, any license to make, have made, use, sell, import, and offer for sale PRODUCT in the TERRITORY, except as set forth in Paragraph 2.03 below.
                (c)     In the event SB's rights to PRODUCT are
terminated in accordance with Paragraph 3.06 or Article 12, the license granted in Paragraph 2.01(a) shall terminate and the license from SB to PDL, under SB PATENTS and SB KNOW-HOW, shall become as of the effective date of such termination a royalty-bearing, exclusive license to make, have made, use, sell, import, and offer for sale PRODUCT in the TERRITORY in accordance with the terms and conditions of this AGREEMENT, with the right to sublicense as set forth in Paragraph 2.03 below.
        2.02    PDL Grant.
                (a) Subject to the terms and conditions of this AGREEMENT, PDL hereby grants to SB, under PDL PATENTS and PDL KNOW-HOW, a co-exclusive license to make, have made, use, sell, import and offer for sale PRODUCT in the TERRITORY in accordance with the terms and conditions of this AGREEMENT, with the right to sublicense as set forth in Paragraph 2.03 below.
                (b) Subject to the terms and conditions of this AGREEMENT, PDL shall not grant to any THIRD PARTY, under PDL PATENTS and PDL KNOW-HOW, any license to make, have made, use, sell, import and offer for sale PRODUCT in the TERRITORY, except as set forth in Paragraph 2.03 below.
                (c) In the event PDL's rights to PRODUCT are terminated in accordance with Paragraph 3.06 or Article 12, the license granted in Paragraph 2.02(a) shall terminate and the license from PDL to SB, under PDL PATENTS and PDL KNOW-HOW, shall become as of the effective date of such termination a royalty-bearing, exclusive license to make, have made, use, sell, import, and offer for sale PRODUCT in the TERRITORY in accordance with the terms and conditions of this AGREEMENT, with the right to sublicense as set forth in Paragraph 2.03 below.
        2.03    Sublicensing.
             (a) Prior to the PHASE II REVIEW POINT, neither party shall have the right to license its rights to PRODUCT, including both its own rights and those rights it receives from the other party under this AGREEMENT, to a THIRD PARTY without the approval of the other party.
             (b) Subject to Paragraph 7.03(f), in the event SB makes the PHASE II REVIEW POINT PAYMENT and neither party's rights to PRODUCT have been terminated hereunder, neither party shall have the right to license its rights to PRODUCT, including both its own rights and those rights it receives from the other party under this AGREEMENT, to a THIRD PARTY without the approval of the other party, such approval not to be unreasonably withheld.
                (c) In the event SB's rights to PRODUCT are terminated in accordance with Paragraph 3.06 or Article 12, PDL shall have the right to license its rights to PRODUCT, including both its own rights and those rights it receives from SB under this AGREEMENT, to a THIRD PARTY; provided, however, that PDL's right to grant sublicenses pursuant to this Paragraph 2.03(c) shall be subject to [CONFIDENTIAL TREATMENT REQUESTED].
                (d) In the event PDL's rights to PRODUCT are terminated in accordance with Paragraph 3.06 or Article 12, SB shall have the right to license its rights to PRODUCT, including both its own rights and those rights it receives from PDL under this AGREEMENT, to a THIRD PARTY.
        2.04 Each license and right granted pursuant to this AGREEMENT is subject to all of the terms and conditions of this AGREEMENT in addition to such terms and conditions as may be explicitly referenced in the provision granting such license or right.
      2.05 Subject to Paragraphs 2.03, 5.03, 5.04 and 5.05, each party shall have the right to grant sublicenses of its rights under this Article 2 with respect to PRODUCT, provided that each party shall grant such sublicenses only in connection with the assignment or license by that party to such sublicensee of the right to use, make, have made, sell or otherwise transfer the PRODUCT in such country. Notwithstanding the assignment or grant of a sublicense by a party hereunder, the sublicensing party shall remain obligated to pay all royalties due to the other party with respect to the sale of PRODUCT by its assignee or sublicensee. In addition, the grant of any sublicenses under this AGREEMENT shall be on terms and conditions which are subject to and subordinate to the terms of this AGREEMENT and the sublicensing party shall remain fully responsible to the other party for the performance of any and all such terms by its sublicensees. Promptly following execution of any sublicense hereunder, the sublicensing party shall notify the other party of the identity of the sublicensee and the scope of the sublicense and provide a copy of the sublicense agreement, which copy may be redacted to protect confidential technical or financial information.
3.      DEVELOPMENT
        3.01    DEVELOPMENT Responsibility.
         (a)  Through PHASE II REVIEW POINT Decision.  After the EFFECTIVE
DATE and up through the PHASE II REVIEW POINT, PDL shall be responsible for undertaking the DEVELOPMENT of PRODUCT in accordance with the DEVELOPMENT
PLAN, except as set forth in Paragraph 4.01. PDL and SB (to the extent applicable) shall use commercially reasonable efforts and diligence to complete the activities set forth in the DEVELOPMENT PLAN in accordance with the time frames set forth therein. The parties expressly acknowledge that PDL shall be solely responsible for the DEVELOPMENT COSTS through the PHASE II REVIEW POINT pursuant to Paragraph 3.04, except as expressly provided herein and in Paragraph 4.01; provided that each party shall be responsible for their own PATENT COSTS incurred prior to the PHASE II REVIEW POINT. The DEVELOPMENT PLAN will be revised or amended as determined by the JDC but in any event at least annually to reflect new data or information, including without limitation information or data from clinical trials with PRODUCT and [CONFIDENTIAL TREATMENT REQUESTED]. If, during the term of the AGREEMENT up through the PHASE II REVIEW POINT, SB requests that additional DEVELOPMENT activities which are not included in the DEVELOPMENT PLAN be carried out by PDL (or by SB, in the case of DEVELOPMENT activities related to Paragraph 1.06(b)), and the JDC determines that such work is:
                (i) not critical to the timely registration of PRODUCT, then
PDL (or by SB, in the case of DEVELOPMENT activities related to Paragraph 1.06(b)) shall undertake such work at SB's expense, subject to SB's approval that such activities should be performed and that the associated expense is acceptable, or
              (ii) critical to the timely registration of PRODUCT, then the DEVELOPMENT PLAN shall be amended and PDL (or SB, in the case of DEVELOPMENT activities related to Paragraph 1.06(b)) shall undertake such work at PDL's expense.
                (b) After PHASE II REVIEW POINT Payment. If SB has made the PHASE II REVIEW POINT PAYMENT, the JDC shall allocate the various activities to be performed under the DEVELOPMENT PLAN between the parties in accordance with the terms and conditions of this AGREEMENT. The DEVELOPMENT COSTS incurred by either party subsequent to the PHASE II REVIEW POINT shall be allocated between the parties as provided in Paragraph 3.04(a)(iii). If SB does not make the PHASE II REVIEW POINT PAYMENT, then the provisions of Paragraph 3.04(b) shall be applicable, and all DEVELOPMENT COSTS for the continuation of the DEVELOPMENT shall be borne solely by PDL.
   3.02 Development Coordinators. Promptly after the EFFECTIVE DATE, each party shall designate a Development Coordinator who will be responsible for scheduling meetings and identifying appropriate contact individuals at SB and PDL involved in the DEVELOPMENT of PRODUCT, promoting the progress of the DEVELOPMENT PLAN, facilitating the exchange of data and information, preparing and distributing minutes of the meetings of the JDC and other meetings substantially focused on the DEVELOPMENT of PRODUCT and coordinating the respective DEVELOPMENT efforts of the parties from time to time during the term of this AGREEMENT. Each party shall bear its own expenses, including travel, accommodations, and living expenses, incurred in connection with their respective efforts described in this Paragraph 3.02. The role of each party's Development Coordinator shall be subject to the direction of the respective party's representatives on the JDC. The role of the Development Coordinators shall terminate in the event that either party loses their rights to PRODUCT in accordance with this AGREEMENT.
        3.03    JDC.
                (a) Appointment. Within thirty (30) days after the EFFECTIVE DATE, the parties will establish a JDC composed of three (3) representatives from each party with appropriate background, experience and qualifications to oversee the progress of DEVELOPMENT. The initial PDL representatives shall be [CONFIDENTIAL TREATMENT REQUESTED]. Either party may change its representatives on the JDC at any time by written notice to the other party.
                (b)  Responsibilities. The JDC shall be responsible for:
(i) overseeing the implementation of and monitoring of the DEVELOPMENT PLAN, including a coordination of the timelines, goals and implementation of manufacturing and clinical efforts for DEVELOPMENT;
 (ii) coordinating the timely commitment of identified resources to implement the DEVELOPMENT PLAN, including the timely manufacture and release of PRODUCT supplies for use in clinical trials contemplated under the DEVELOPMENT PLAN and timely preparation and filing of associated regulatory filings;
(iii) regularly reviewing and providing written updates on the progress of the DEVELOPMENT efforts under the DEVELOPMENT PLAN to appropriate management of PDL and SB;
(iv) subject to Paragraph 3.03(d), attempting to settle any issues or disputes that may arise between the functional departments of the parties related to the DEVELOPMENT of PRODUCT;
                 (v) overseeing the activities carried out by the Development Coordinators (as defined in Paragraph 3.02);
                 (vi) carrying out any other responsibilities not outlined in this Paragraph which are specified for the JDC in this AGREEMENT; and
(vii) following the date on which SB has made the PHASE II
REVIEW POINT PAYMENT, in addition to the responsibilities outlined above, the JDC shall have the following additional responsibilities:
        (A) preparing a comprehensive budget and related annual budgets to be mutually agreed upon in advance of the relevant period for which they apply for all subsequent DEVELOPMENT efforts, such comprehensive budget to then become part of the DEVELOPMENT PLAN, provided it is understood that an updated DEVELOPMENT PLAN will be drafted and presented to the JDC at such times as the JDC deems appropriate, but no less frequently than annually, and the JDC will review each update thereto and will amend such plan as required to achieve approval by the JDC no later than thirty (30) days after submission of the drafts prepared by the parties pursuant this Paragraph;
        (B) administration of the annual budget, provided that the JDC's authority is limited to such DEVELOPMENT PLAN and budget except as otherwise provided in Paragraph 3.03(b)(vii)(C) below; and
        (C) except as expressly contemplated in a mutually agreed upon budget and/or the DEVELOPMENT PLAN, each party agrees that decisions of the JDC regarding the commitment of expenditures of amounts in excess of [CONFIDENTIAL TREATMENT REQUESTED] of an approved annual budget, or additional internal resources of a party beyond those specified in the DEVELOPMENT PLAN, shall be subject to prior approval pursuant to that party's then-current internal review and approval processes.
              (c) Meetings, Reporting and Decisions. The JDC will meet at least once per calendar quarter at mutually agreed upon times and locations using mutually agreed upon meeting formats, including videoconferencing and teleconferencing, unless otherwise mutually agreed by the parties. After the EFFECTIVE DATE, it is envisioned that meetings of the JDC will be held at facilities alternately selected by PDL and by SB. Each party shall promptly report to the JDC on all material issues relating to DEVELOPMENT of PRODUCT including, but not limited to the status of formulation efforts, the status of patient enrollment in the ongoing clinical trials, the status of clinical supplies, target dates for data analysis and report preparation, and target dates for the PHASE II REVIEW POINT and IND and NDA filings. Each party shall cause its representatives to attend the meetings of the JDC provided, however, that meetings of the JDC shall be effective for decision-making if at least one representative of each party is present or participating. If a representative of a party is unable to attend a meeting, such party may designate an alternate to attend such meeting in place of the missing representative. In addition, each party may, at its discretion, invite non-voting employees, consultants or advisors whose presence is considered of importance or value to the DEVELOPMENT to attend and participate in the meetings of the JDC, provided that any such consultant or advisor shall have undertaken confidentiality obligations to PDL or SB, as the case may be, at least comparable to the confidentiality provisions undertaken by the parties under this AGREEMENT, with respect to the subject matter of any such meeting. Minutes shall be kept of all JDC meetings, shall be promptly reviewed by both parties within twenty (20) business days of delivery, and shall be deemed approved when mutually accepted by the parties as evidenced in writing or if one party has not responded to the draft and/or comments delivered by the other party by the later of the 20-day period or five (5) business days after receipt of comments from the other party, if any. The parties shall use good faith efforts to finalize the minutes within five (5) business days after receipt of comments, if any. Decisions of the JDC shall be by unanimous vote, with each party having one (1) vote.
          (d) Deadlock - In the event of a deadlock by the JDC, in lieu of invoking the dispute resolution process set forth in Article 17, the deadlock shall be resolved as follows:
[CONFIDENTIAL TREATMENT REQUESTED]
           (e) Expenses - Each party shall bear its own expenses, including travel, accommodations, and living expense, incurred in connection with their respective efforts described in Paragraph 3.03, except as otherwise provided in Paragraph 3.03(d)(ii).
        3.04 PHASE II REVIEW POINT Decision. Promptly after the PHASE II REVIEW POINT, but, in any event, no later than sixty (60) days thereafter, based, in part, on a review of the final, quality-assured data tables (in a form to be mutually agreed upon) for all pre-specified safety and efficacy data on PRODUCT described in the approved protocols from the studies outlined in the DEVELOPMENT PLAN, SB, at its sole discretion, shall have the option to elect to participate in the further DEVELOPMENT and commercialization of PRODUCT in all countries in the TERRITORY in accordance with the terms and conditions of this AGREEMENT by providing written notice to PDL.
             (a) SB Exercises Right. In the event SB makes such election, the following provisions shall apply:
                (i) In consideration for the licenses under PDL PATENTS and PDL KNOW-HOW granted to SB under this AGREEMENT, SB shall pay to PDL a non-refundable, non-creditable payment of [CONFIDENTIAL TREATMENT REQUESTED]within fifteen (15) days after SB notifies PDL of its election.
              (ii) The JDC shall promptly meet to decide which party can most effectively and expeditiously complete the remaining DEVELOPMENT of PRODUCT, which party shall be named on each regulatory filing in the TERRITORY, and how to appropriately amend the DEVELOPMENT PLAN to reflect such decisions; and
                      (iii) The DEVELOPMENT COSTS and PRE-LAUNCH COMMERCIAL EXPENSES incurred by either party subsequent to the PHASE II REVIEW POINT shall be shared by the parties, with SB bearing [CONFIDENTIAL TREATMENT REQUESTED]and PDL bearing [CONFIDENTIAL TREATMENT REQUESTED]. Accounting and sharing of these costs shall be as provided in Article 11.
              (b) SB Does Not Exercise Right. In the event that SB elects not to or fails to make the PHASE II REVIEW POINT PAYMENT, the JDC and Development Coordinators shall be terminated and the provisions of Paragraph
5.03 shall apply effective as of the date of expiration or termination of SB's rights. Thereafter, subject to SB's rights and obligations pursuant to
Article 4, SB shall have no further rights or obligations with respect to the DEVELOPMENT or commercialization of the PRODUCT. PDL shall thereafter use commercially reasonable efforts and diligence, consistent with the effort that is used by PDL in the development, testing, manufacture, registration, marketing and sale of pharmaceutical products at a similar stage of development, having a comparable level of market potential, and being subject to a comparable regulatory review, to develop and commercialize the PRODUCT in the TERRITORY and shall provide bi-annual updates to SB on the progress of the DEVELOPMENT of PRODUCT. All such bi-annual updates shall be considered the confidential information of PDL and subject to the provisions of Paragraph
8.03.
        3.05 Information Exchange. In order to facilitate DEVELOPMENT and PDL's accomplishment of the responsibilities outlined in Paragraphs 3.01, 3.02, and 3.03, SB shall supply PDL, promptly after the EFFECTIVE DATE, with the information and access to information set forth in Appendix E as well as all relevant clinical, preclinical and other relevant data related to PRODUCT in its possession. [CONFIDENTIAL TREATMENT REQUESTED]
        3.06    Termination of DEVELOPMENT.
                (a)  Termination of PDL DEVELOPMENT.
                        (i) PDL Funding Difficulties. In the event that PDL becomes aware that it will have significant problems providing the funding it requires in order to carry out its DEVELOPMENT obligations under this AGREEMENT (including by reason of a decision by PDL not to provide such funding), it shall promptly notify SB, in writing. In this event, SB shall have the option, at its sole discretion, within thirty (30) days of receipt of such notice from PDL, to solely assume DEVELOPMENT responsibility. If SB elects to assume this responsibility, it shall so notify PDL in writing, in which case the JDC and the Development Coordinators shall terminate and SB shall be solely responsible for the continued DEVELOPMENT and commercialization of PRODUCT, all rights to PRODUCT granted to PDL shall terminate and revert to SB, PDL's license under SB PATENTS and SB KNOW-HOW shall terminate, and PDL shall transfer all clinical, preclinical and other relevant information and data related to PRODUCT in its possession to SB (including the assignment of any filings with REGULATORY AUTHORITIES held by PDL) at no cost to SB, and SB shall immediately have an exclusive license to make, have made, import, use, sell and offer to sell PRODUCT in the TERRITORY under all relevant PDL PATENTS and PDL KNOW-HOW. In such case, SB shall use commercially reasonable efforts and diligence, consistent with the effort that is used by SB in the development, testing, manufacture, registration, marketing and sale of pharmaceutical products at a similar stage of development, having a comparable level of market potential, and being subject to a comparable regulatory review, to develop and commercialize PRODUCT in the TERRITORY and any subsequent SB NET SALES of PRODUCT shall be subject to the royalty obligations as set forth in Paragraph 5.05. If SB elects not to assume this responsibility, [CONFIDENTIAL TREATMENT REQUESTED].
                (ii)  PDL Failure to meet Material DEVELOPMENT Obligations.
In the event that either (A) the PHASE II REVIEW POINT is delayed more than [CONFIDENTIAL TREATMENT REQUESTED] beyond the date set forth in the DEVELOPMENT PLAN, and such delay is not agreed upon by both parties or is not due to circumstances which are beyond PDL's reasonable control, or (B) PDL fails to meet a material DEVELOPMENT obligation set forth in the DEVELOPMENT PLAN due to action or failure to act in circumstances within PDL's reasonable control and such failure is not corrected within thirty (30) days after receipt of written notification from SB of such failure or PDL has not provided a written plan setting forth its corrective efforts within such time period, which plan shall be subject to the reasonable approval of SB, then SB shall have the option, at its sole discretion, to solely assume DEVELOPMENT responsibility. If SB elects to assume this responsibility, it shall so notify PDL, in writing within thirty (30) days of either (1) the projected date of the PHASE II REVIEW POINT in the case of failure pursuant to Paragraph 3.06(a)(ii)(A)or (2) PDL's failure to correct within the 30-day corrective period or SB's rejection of a corrective plan submitted by PDL in the case of failure pursuant to Paragraph 3.06(a)(ii)(B). If SB does not provide written notice to PDL within such time limit, then SB shall irrevocably lose its option to assume DEVELOPMENT responsibility hereunder with respect to that particular delay or that particular failure to perform a material DEVELOPMENT obligation. If SB provides timely written notice to PDL of its election to assume this responsibility, the JDC and the Development Coordinators shall terminate and SB shall be solely responsible for the continued DEVELOPMENT and commercialization of PRODUCT, all rights to PRODUCT granted to PDL shall terminate and revert to SB, PDL's license under SB PATENTS and SB KNOW-HOW shall terminate, and PDL shall transfer all clinical, preclinical and other relevant information and data related to PRODUCT in its possession to SB (including the assignment of any filings with REGULATORY AUTHORITIES held by PDL) at no cost to SB, and SB shall immediately have an exclusive license to make, have made, import, use and sell PRODUCT in the TERRITORY under all relevant PDL PATENTS and PDL KNOW-HOW. In such case, SB shall use commercially reasonable efforts and diligence, consistent with the effort that is used by SB in the development, testing, manufacture, registration, marketing and sale of pharmaceutical products at a similar stage of development, having a comparable level of market potential, and being subject to a comparable regulatory review, to develop and commercialize PRODUCT in the TERRITORY and any subsequent SB NET SALES of PRODUCT shall be subject to the royalty obligations set forth in Paragraph 5.05. If SB elects not to assume this responsibility, it shall so notify PDL in writing, in which case this AGREEMENT shall, at SB's option, [CONFIDENTIAL TREATMENT REQUESTED].
                (b)  Termination of SB DEVELOPMENT.
               (i) SB Funding Difficulties. In the event that SB becomes aware that it will have significant problems providing the funding it requires in order to carry out its DEVELOPMENT obligations under this AGREEMENT (including by reason of a decision by SB not to provide such funding), it shall promptly notify PDL, in writing. In this event, PDL shall have the option, at its sole discretion, within thirty (30) days of receipt of such notice from SB, to solely assume DEVELOPMENT responsibility. If PDL elects to assume this responsibility, it shall so notify SB, in writing, in which case the JDC and the Development Coordinators shall terminate and PDL shall have sole responsibility for the DEVELOPMENT and commercialization of PRODUCT, all rights to PRODUCT granted to SB shall terminate and revert to PDL, SB's license under PDL PATENTS and PDL KNOW-HOW shall terminate, and SB shall transfer all clinical, preclinical and other relevant information and data related to PRODUCT in its possession to PDL (including the assignment of any filings with REGULATORY AUTHORITIES held by SB) at no cost to PDL, and PDL shall immediately have an exclusive license to make, have made, import, use, sell and offer to sell PRODUCT in the TERRITORY under all relevant SB PATENTS and SB KNOW-HOW. In such case, PDL shall use commercially reasonable efforts and diligence, consistent with the effort that is used by PDL in the development, testing, manufacture, registration, marketing and sale of pharmaceutical products at a similar stage of development, having a comparable level of market potential, and being subject to a comparable regulatory review, to develop and commercialize PRODUCT in the TERRITORY and any subsequent PDL NET SALES of PRODUCT shall be subject to the royalty obligation set forth in Paragraph 5.04. If PDL elects not to assume this responsibility, [CONFIDENTIAL TREATMENT REQUESTED].
                (ii)  SB Failure to meet Material DEVELOPMENT Obligations.
In the event that SB fails to meet any material DEVELOPMENT obligation set forth in the DEVELOPMENT PLAN due to action or failure to act in circumstances within SB's reasonable control and such failure is not corrected within thirty
(30) days after receipt of written notification from PDL of such failure or, if not corrected within such 30-day period and SB has not provided a written plan setting forth its corrective efforts, which plan shall be subject to the reasonable approval of PDL, then PDL shall have the option, at its sole discretion, to solely assume DEVELOPMENT responsibility. If PDL elects to assume this responsibility, it shall so notify SB in writing within thirty
(30) days after SB's failure to correct within the 30-day corrective period or PDL's rejection of a corrective plan submitted by SB, as the case may be. If PDL does not provide written notice to SB within such time limit, then PDL shall irrevocably lose its option to assume DEVELOPMENT responsibility hereunder with respect to that particular failure to perform a material DEVELOPMENT obligation. If PDL provides timely written notice to SB of its election to assume this responsibility, the JDC and the Development
Coordinators shall terminate and PDL shall be solely responsible for the continued DEVELOPMENT and commercialization of PRODUCT, all rights to PRODUCT granted to SB shall terminate and revert to PDL, SB's license under PDL
PATENTS and PDL KNOW-HOW shall terminate, and SB shall transfer all clinical, preclinical and other relevant information and data related to PRODUCT in its possession to PDL (including the assignment of any filings with REGULATORY AUTHORITIES held by SB) at no cost to PDL, and PDL shall immediately have an exclusive license to make, have made, use and sell PRODUCT in the TERRITORY under all relevant SB PATENTS and SB KNOW-HOW. In such case, PDL shall use commercially reasonable efforts and diligence, consistent with the effort that is used by PDL in the development, testing, manufacture, registration, marketing and sale of pharmaceutical products at a similar stage of development, having a comparable level of market potential, and being subject to a comparable regulatory review, to develop and commercialize PRODUCT in the TERRITORY and any subsequent PDL NET SALES of PRODUCT shall be subject to the royalty obligation set forth in Paragraph 5.04. If PDL elects not to assume this responsibility, it shall so notify SB in writing, in which case this AGREEMENT shall, at PDL's option, either [CONFIDENTIAL TREATMENT REQUESTED].


4.      MANUFACTURE AND SUPPLY
     4.01 Pre-PHASE II REVIEW POINT. Prior to the PHASE II REVIEW POINT, SB will use commercially reasonable efforts to manufacture all clinical and preclinical supplies of PRODUCT required for DEVELOPMENT in accordance with the DEVELOPMENT PLAN and conduct certain additional activities and provide materials, data and information as set forth in Appendix E. PDL shall have certain audit, data and information rights with respect to the efforts of SB hereunder as provided in Appendix E. PDL will pay to SB one hundred percent (100%) of the COST OF GOODS incurred by SB for such clinical supplies from the EFFECTIVE DATE through to the PHASE II REVIEW POINT and the costs incurred by SB in performing the activities conducted in accordance with Appendix E. SB will provide reasonable detail of the activities performed and services provided together with an invoice on a quarterly basis and PDL shall pay SB for all such costs within thirty (30) days after receiving each of SB's invoices therefor. In any event, PDL's responsibility for the total COST OF GOODS through the PHASE II REVIEW POINT plus the costs incurred by SB under Appendix E shall not exceed [CONFIDENTIAL TREATMENT REQUESTED]unless (a) the DEVELOPMENT PLAN is amended to increase the amount of PRODUCT required or increase the activities required under Appendix E in order to complete the DEVELOPMENT PLAN through to the PHASE II REVIEW POINT or (b) as otherwise agreed by the JDC.
4.02    Post-PHASE II REVIEW POINT.  If SB has made the PHASE II REVIEW
POINT PAYMENT all COST OF GOODS for further DEVELOPMENT and commercial manufacture, if applicable, incurred by either party after the date of such payment will be shared by the parties, with [CONFIDENTIAL TREATMENT
REQUESTED]. If SB elects not to make the PHASE II REVIEW POINT PAYMENT, all COSTS OF GOODS incurred by PDL after the PHASE II REVIEW POINT, whether manufactured by SB, PDL or a THIRD PARTY, shall be at PDL's sole responsibility and expense. Reconciliation of amounts incurred hereunder shall be as provided in Paragraph 11.02.
        4.03    Commercial Manufacturing Rights.
     (a) SB makes PHASE II REVIEW POINT PAYMENT. In the event SB makes the PHASE II REVIEW POINT PAYMENT, SB shall have the first right to be the primary and secondary manufacturer of commercial supplies of PRODUCT (including, for the avoidance of doubt, supplies of PRODUCT for Phase III clinical trials), [CONFIDENTIAL TREATMENT REQUESTED]. The term "primary manufacture" shall mean the preparation of bulk biological substance. The term "secondary manufacture" shall mean the preparation of lyophile vials, labeling, finishing and packaging. If SB is not selected by the parties as the primary and secondary manufacturer of PRODUCT, PDL shall have the second right to become the primary and secondary manufacturer, [CONFIDENTIAL TREATMENT REQUESTED].
        (b) SB Does Not Make PHASE II REVIEW POINT PAYMENT. In the event SB does not make the PHASE II REVIEW POINT PAYMENT, SB shall have the first right to be the primary and secondary manufacturer of commercial supplies of PRODUCT (including, for the avoidance of doubt, supplies of PRODUCT for Phase III clinical trials), [CONFIDENTIAL TREATMENT REQUESTED]. The terms "primary manufacture" and "secondary manufacture" shall have the meanings set forth in Paragraph 4.03(a) above. If SB is not selected by the PDL as the primary and secondary manufacturer of PRODUCT, PDL shall select the manufacturer of PRODUCT, which may be PDL itself.
        (c) Transitional Manufacturing Services. [CONFIDENTIAL TREATMENT REQUESTED]
        (d) SB Involvement in CMC and DMF Questions If SB Does Not Manufacture. [CONFIDENTIAL TREATMENT REQUESTED]
5.      PAYMENTS AND ROYALTIES
    5.01 Payments. In consideration for the licenses under PDL PATENTS and PDL KNOW-HOW granted to SB under this AGREEMENT, SB will make the following payments to PDL within thirty (30) days of the first occurrence of the following milestones:

                                (a)   [CONFIDENTIAL TREATMENT REQUESTED]

                                (b)     [CONFIDENTIAL TREATMENT REQUESTED],

provided that:
            (i) each such payment shall be made only one time regardless of how many times any PRODUCT achieves each of the indicated milestones, and no payment shall be owed for a milestone which is not reached;
           (ii) each such payment by SB shall be non-refundable and non-creditable;
          (iii) in the event that PDL's rights to PRODUCT are terminated under Paragraph 3.06 or Article 12, no payments shall be due under this Paragraph 5.01 for milestones achieved after the notice date of termination;
and
          (iv) in the event that PDL has an overdue negative balance with respect to any undisputed amount invoiced by SB under Paragraph 4.01, SB shall have the right to offset any payments due under this Paragraph 5.01 against the total of such amounts outstanding as part of the quarterly reconciliation for the period in which the milestone is payable.
As used in this Paragraph 5.01, the term [CONFIDENTIAL TREATMENT REQUESTED] means [CONFIDENTIAL TREATMENT REQUESTED];
[CONFIDENTIAL TREATMENT REQUESTED].
        5.02    SB Makes PHASE II REVIEW POINT PAYMENT: Profit-Sharing
Scenario. In the event SB makes the PHASE II REVIEW POINT PAYMENT, and neither party's rights under this AGREEMENT have been terminated, the following provisions shall apply:
                [CONFIDENTIAL TREATMENT REQUESTED]
        5.03 SB Does Not Make PHASE II REVIEW POINT PAYMENT: Royalties. In the event SB does not make the PHASE II REVIEW POINT PAYMENT, in consideration of the licenses granted by SB to PDL hereunder, as the sole compensation to SB, PDL shall pay SB a royalty of:
                        [CONFIDENTIAL TREATMENT REQUESTED]
        5.04    SB Rights Terminated.
                In the event SB's rights to PRODUCT are terminated in accordance with Paragraph 3.06 or Article 12 of this AGREEMENT, in consideration for the license rights granted by SB to PDL hereunder, as the sole compensation to SB, PDL shall pay to SB royalties as follows:
               (i) in those countries in the TERRITORY in which PDL NET SALES are covered by a VALID CLAIM of an SB PATENT:
                                [CONFIDENTIAL TREATMENT REQUESTED]
        5.05 PDL Rights Terminated. In the event of termination of PDL's rights to PRODUCT as provided under Paragraph 3.06 or Article 12, SB will provide, as the sole compensation to PDL, the following royalties to PDL, such royalties to be based upon the phase of development that PRODUCT reached at time of termination of PDL's rights:

        5.06            THIRD PARTY Payments.
                (a) Pre-PHASE II REVIEW POINT. Subject to Paragraph 5.06(b), during the term of this AGREEMENT through the PHASE II REVIEW POINT, if neither party's rights to PRODUCT have terminated hereunder, the parties shall mutually determine in good faith if it is necessary to (i) seek a license from a THIRD PARTY and if so, whether one or both parties should approach such THIRD PARTY with respect to obtaining such a license, or (ii) otherwise exercise an existing THIRD PARTY license between SB or PDL, on the one hand, and a THIRD PARTY, on the other hand, as of the EFFECTIVE DATE, and, in each case, make royalty or other fee payments to any THIRD PARTY in order to avoid infringement with respect to the making, use, import or sale of PRODUCT anywhere in the TERRITORY; provided that if the parties cannot agree on the need for any such license or the commercial provisions relating to such license or the need to exercise an existing THIRD PARTY license, the parties shall endeavor to find a mutually acceptable resolution of this matter. If the parties cannot determine such a mutually acceptable resolution, the parties shall submit the matter to a mutually acceptable THIRD PARTY expert for a final and binding resolution, the cost of such expert to be equally shared by the parties. Prior to the PHASE II REVIEW POINT, all payments made to THIRD PARTIES [CONFIDENTIAL TREATMENT REQUESTED]in accordance with Paragraphs 5.06(a) and 5.06(b) throughout the TERRITORY will be the responsibility of PDL; provided, however, that SB shall reimburse or credit [CONFIDENTIAL TREATMENT REQUESTED] of all such payments when and if SB makes the PHASE II REVIEW POINT PAYMENT.
                (b) [CONFIDENTIAL TREATMENT REQUESTED]
        (c) Post-PHASE II REVIEW POINT. If SB makes the PHASE II REVIEW POINT PAYMENT, then all of the payments to THIRD PARTIES outlined in Paragraphs 5.06(a) and 5.06(b) throughout the TERRITORY subsequent to the PHASE II REVIEW POINT will be considered a THIRD PARTY ROYALTY. If SB does not make the PHASE II REVIEW POINT PAYMENT, then all of the payments to THIRD PARTIES outlined in Paragraphs 5.06(a) and 5.06(b) throughout the TERRITORY subsequent to the PHASE II REVIEW POINT will be borne solely by PDL.

6.      PDL CO-PROMOTION OPTION
If, at the time of filing of an NDA in the U.S.A. by PDL or SB, SB has made the PHASE II REVIEW POINT PAYMENT and PDL is current in its payment of its share of DEVELOPMENT COSTS in accordance with this AGREEMENT, and the rights of both parties with respect to PRODUCT remain in effect, PDL shall have the option to co-promote PRODUCT with SB (using the same Trademark) in the U.S.A. in accordance with the terms and conditions of this AGREEMENT. SB shall provide to PDL a copy of its sales and marketing plan for PRODUCT as soon as practicable following the completion of the last pivotal Phase III clinical study set forth in the DEVELOPMENT PLAN. PDL shall have sixty (60) days from the later of (a) the filing of the first NDA for PRODUCT in the U.S.A. or (b) delivery to PDL of a written sales and marketing plan for PRODUCT in the U.S.A. prepared by SB in accordance with SB's then current internal sales and marketing plans for other similar products in the U.S.A., to notify SB in writing of its exercise of the co-promotion option under this Article 6. Following receipt of such written notification from PDL, SB shall grant to PDL a license to co-promote PRODUCT in the U.S.A. in accordance with both the terms and conditions contained in this AGREEMENT as well as the terms and conditions set forth in a separate written co-promotion agreement to be entered into in accordance with Article 7. If PDL does not send any written notification to SB within the specified time limit set forth in this Article 6, then PDL shall irrevocably lose its rights to co-promote PRODUCT with SB in the U.S.A.

7.      MARKETING AND CO-PROMOTION
        7.01    Joint Marketing Committee.
            (a) Appointment. Within thirty (30) days after the filing of the NDA for a PRODUCT in the [CONFIDENTIAL TREATMENT REQUESTED], the parties will establish a Joint Marketing Committee ("JMC") composed of three (3) representatives from SB and two (2) representatives from PDL, each with appropriate background, experience and qualifications to productively discuss the commercialization of PRODUCT in the TERRITORY. Each party shall appoint its own representatives and may change its representatives on the JMC at any time by written notice to the other party.
                (b)  Purpose and Responsibilities.
                   (i) PDL Does Not Co-Promote. For any year in which PDL is not co-promoting PRODUCT in accordance with this Article 7, the primary purpose of the JMC shall be to provide a forum in which the parties can share and discuss information concerning the commercialization of PRODUCT in the TERRITORY, including the strategic direction of the commercialization. During these periods, the JMC shall meet on a semi-annual basis. The parties shall discuss the annual marketing plan and budget for the TERRITORY, as prepared by SB in accordance with Paragraph 7.02, and SB's performance against such plan and budget. During this period, SB shall have final decision making responsibility with respect to the commercialization of PRODUCT in the TERRITORY; provided that SB shall seriously consider, in good faith, all reasonable suggestions of PDL.
                      (ii) PDL Co-Promotes. For any year in which PDL is co-promoting PRODUCT in the U.S.A. in accordance with this Article 7, in addition to the purposes and responsibilities set forth in Paragraph 7.01(b)(i) above, the JMC shall also oversee, monitor and coordinate the activities of the parties in marketing, selling and distributing PRODUCT in the U.S.A.;
provided, however, it is understood and agreed that, except as set forth in Paragraph 7.03 below, SB shall have final decision-making responsibility with respect to the commercialization of PRODUCT in the U.S.A and the rest of the TERRITORY. During these periods, the JMC shall meet on a quarterly basis.
                (c) Meetings, Reporting and Decisions. The JMC will meet at least as often as set forth in Paragraph 7.01(b)(i) and (b)(ii) above at mutually agreed upon times and locations using mutually agreed upon meeting formats, including videoconferencing and teleconferencing, unless otherwise mutually agreed by the parties. It is envisioned that meetings of the JMC will be held at facilities alternately selected by PDL and by SB. Each party shall promptly report to the JMC on all material issues relating to commercialization of PRODUCT in the TERRITORY. Each party shall cause its representatives to attend the meetings of the JMC; provided, however, that meetings of the JMC shall be effective for decision-making if at least one (1) representative of each party is present or participating. If a representative of a party is unable to attend a meeting, such party may designate an alternate to attend such meeting in place of the missing representative. In addition, each party may, at its discretion, invite employees, consultants or advisors whose presence is considered of importance or value to the commercialization of PRODUCT in the TERRITORY to attend and participate in the meetings of the JMC, provided that any such consultant or advisor shall have undertaken confidentiality obligations to PDL or SB, as the case may be, at least comparable to the confidentiality provisions undertaken by the parties under this AGREEMENT, with respect to the subject matter of any such meeting. Minutes shall be kept of all JMC meetings.. At the first JMC meeting, additional administrative details, including the review periods for minutes from meetings, shall be determined.
         (d) Expenses - Each party shall bear its own expenses, including travel, accommodations, and living expense, incurred in connection with their respective efforts described in this Paragraph 7.01 and such costs and expenses shall not be included in PROMOTION EXPENSES.
                7.02 Annual Sales and Marketing Plan and Budget. SB shall prepare and deliver to PDL an annual sales and marketing plan for PRODUCT for the TERRITORY in accordance with SB's standard internal procedures. Such plan and budget shall be reviewed and approved by SB management. In addition, SB shall provide PDL with a draft of SB's annual sales and marketing plan for PRODUCT for the TERRITORY at least thirty (30) days prior to its approval by
SB management in order to give PDL the opportunity to review and comment. PDL shall have twenty (20) calendar days after receipt of the draft plan to provide comments and/or suggestions to SB.  SB shall consider in good faith all comments and suggestions received from PDL, but SB shall have the final decision making responsibility with respect to such plan. The plan will detail the proposed sales and marketing efforts, including, without limitation, the AGGREGATE PROJECTED DETAILS in the U.S.A., to be undertaken with respect to PRODUCT in the year, as well as marketing/promotional budget, any local Phase IV medical support studies, selling investment required for PRODUCT, in each country in the TERRITORY during such year, and estimated total PROMOTION EXPENSES related thereto. For the avoidance of doubt, it is understood and agreed that, for so long as SB retains its rights to market and sell PRODUCT under this AGREEMENT, SB shall be responsible for the booking of sales throughout the TERRITORY.
        7.03 PDL Co-promotes. In the event PDL elects the co-promotion option in accordance with Article 6 above, the parties shall use reasonable good faith efforts to negotiate and enter into a separate co-promotion agreement (the "Co-Promotion Agreement") within ninety (90) days of PDL's election to co-promote in accordance with Article 6. The parties agree that the following principles, as well as the relevant provisions of Paragraphs
7.01 and 7.02, shall, unless otherwise mutually agreed by the parties, apply to any co-promotion activities and shall be included in the Co-Promotion
Agreement:                          (a) Target Audiences.  SB shall
determine the target audiences for PRODUCT in the U.S.A.
                (b) Projection of AGGREGATE PROJECTED DETAILS. As part of SB's annual sales and marketing planning process described in Paragraph 7.02, SB shall reasonably determine the aggregate number of DETAILS to be performed for PRODUCT in the U.S.A. ("AGGREGATE PROJECTED DETAILS") to all target audiences. PDL shall have the opportunity to validate the reasonableness of the AGGREGATE PROJECTED DETAILS determined by SB against the practices engaged by other large pharmaceutical companies based upon widely available sales/market research data.
                (c) PDL Proposal. On an annual basis, within sixty (60) days after receipt by PDL of SB's annual sales and marketing plan for PRODUCT for the year, PDL shall submit to SB a proposal (the "PDL Proposal") specifying
(i) the sales and marketing activities proposed to be performed by PDL as part of its co-promotion activities in the U.S.A., which activities may include without limitation, DETAILING PRODUCT, or, in lieu thereof, engaging in other marketing, sales and distribution efforts such as conducting symposia, educational sessions and other activities to promote PRODUCT, and conducting post-regulatory approval clinical trials for PRODUCT, provided however, that any non-DETAIL sales and marketing activities proposed by PDL must be supplemental to the activities set forth in the Annual Sales and Marketing
Plan provided by SB, (ii) PDL's estimated PROMOTION EXPENSES related to such activities and (iii) PDL's proposed profit split adjustment for such activities; provided, however, that in no event shall the profit split adjustment for the U.S.A. be more than [CONFIDENTIAL TREATMENT REQUESTED] of PRE-TAX PROFITS derived from the U.S.A.
                (d) SB Determination. SB shall review and consider PDL's proposal in good faith and determine, within thirty (30) days of receipt of the PDL Proposal, the co-promotion activities to be performed by PDL, the allowable PROMOTION EXPENSES related thereto, and the profit split adjustment to be paid to PDL for such activities (the "SB Determination"). In making such a determination, the following shall apply:
         (i) DETAILS. SB shall accept any PDL Proposal that specifies that PDL will perform [CONFIDENTIAL TREATMENT REQUESTED] of the AGGREGATE PROJECTED DETAILS in the U.S.A. The profit-split adjustment for PRE-TAX PROFITS derived from the U.S.A. for the performance of DETAILS is set forth on Exhibit B.
                        (ii) [CONFIDENTIAL TREATMENT REQUESTED]
         (e) PDL Guaranteed DETAILS. To the extent PDL agrees to provide DETAILS during a given year, PDL shall be required to perform a guaranteed number of DETAILS ("PDL'S Guaranteed DETAILS"); such number shall be determined by SB in accordance with Paragraph 7.03(b) above. During any co-promotion year, if PDL shall fail to perform at least [CONFIDENTIAL TREATMENT REQUESTED] of PDL's Guaranteed DETAILS and SB has performed its share of the AGGREGATE PROJECTED DETAILS, PDL's right to co-promote PRODUCT under this AGREEMENT shall irrevocably be terminated.
          (f) No Sublicense Rights. In no event, shall PDL be permitted to sublicense its right to co-promote PRODUCT with SB in the U.S.A. to any THIRD PARTY without SB's prior written consent.
         (g)  In any event, any co-promotion arrangement shall provide for
(a) the marketing of PRODUCT under one brand name selected by SB, and (b) the booking of all sales by SB.

8.      EXCHANGE OF INFORMATION AND CONFIDENTIALITY
        8.01 Transfer of Information. Promptly after the EFFECTIVE DATE and during the term of the AGREEMENT, SB shall disclose and supply to PDL all SB KNOW-HOW. Promptly after receipt of the PHASE II REVIEW POINT PAYMENT and thereafter through the term of the AGREEMENT, PDL shall disclose and supply to SB all PDL KNOW-HOW. Notwithstanding the foregoing, the obligation of a party to provide any further SB KNOW-HOW or PDL KNOW-HOW which may become known to them during the term of the AGREEMENT, as the case may be, shall continue so long as the other party has a continuing right to PRODUCT beyond the right to receive royalties under this AGREEMENT.
     8.02 Adverse Experience Reporting. The responsibilities of the parties for the reporting of adverse experiences related to PRODUCT to regulatory authorities throughout the TERRITORY shall be performed in accordance with the Pharmacovigilance Agreement attached to this AGREEMENT as Appendix C.
        8.03    Confidentiality.
                (a) The Confidentiality Agreement between the parties dated December 22, 1998, as amended ("Confidentiality Agreement"), shall terminate as of the EFFECTIVE DATE.
                (b) During the term of this AGREEMENT and for five (5) years thereafter, irrespective of any termination earlier than the expiration of the term of this AGREEMENT, PDL and SB shall not use or reveal or disclose to THIRD PARTIES any confidential information either:
(i) disclosed under the Confidentiality Agreement, or
(ii) received from the other party or otherwise developed by either party in the performance of activities in furtherance of this AGREEMENT without first obtaining the written consent of the disclosing party, except as may be otherwise provided herein, or as may be required for purposes of investigating, developing, manufacturing or marketing PRODUCT or for securing essential or desirable authorizations, privileges or rights from governmental agencies, or as required to be disclosed to a governmental agency or as necessary to file or prosecute patent applications concerning PRODUCT or to carry out any litigation concerning PRODUCT. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a THIRD PARTY having the right to do so, or is subsequently and independently developed by employees of the receiving party or AFFILIATES thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.
                (c)     Nothing herein shall be construed as
preventing either party from disclosing any information received from the other party to:
             (i) an AFFILIATE, sublicensee or distributor of the receiving party, provided such AFFILIATE, sublicensee or distributor has undertaken a similar obligation of confidentiality with respect to the confidential information; or
                   (ii) the FDA in connection with the approval to conduct clinical studies, manufacture, market or sell PRODUCT.
                (d) All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this AGREEMENT based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this AGREEMENT remains the property of the other party and (ii) of the confidentiality obligations under this AGREEMENT. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this AGREEMENT.
      8.04 Public Announcements. It is contemplated that one or both of the parties will issue a press release announcing this AGREEMENT, the Rights Agreement and the IL-5 License Agreement, the form and content of which shall be mutually agreed upon. No other public announcement or other disclosure to THIRD PARTIES concerning the terms, financial or otherwise, of this AGREEMENT shall be made, either directly or indirectly, by any party to this AGREEMENT, except as may be legally required or as may be required for recording purposes, without first obtaining the approval of the other party, which approval shall not be unreasonably withheld, and agreement upon the nature and text of such announcement or disclosure. The party desiring to make any such public announcement or other disclosure (whether such disclosure is legally required or otherwise) shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. The party reviewing the release shall use good faith efforts to promptly review and provide comments upon the proposed public release, which comments shall be provided as soon as practicable but in any event within seven (7) days of delivery of the initial draft of the proposed release. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this AGREEMENT to the Securities Exchange Commission, the U.K. Stock Exchange and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such disclosure.
     8.05 Publications. Neither SB nor PDL shall submit for written or oral publication any manuscript, abstract or the like which includes data or other information generated under this AGREEMENT and/or provided by the other party under this AGREEMENT without first obtaining the prior written consent of the other party in accordance with the procedure set forth in this Paragraph 8.05, which consent shall not be unreasonably withheld. Any proposed publication which includes data or other information generated under this AGREEMENT and/or provided by the other party under this AGREEMENT shall be subject to the prior review and approval of the other party. The party proposing publication ("Publishing Party") shall provide a draft or summary of the proposed publication for review by the other party ("Reviewing Party") not less than thirty (30) calendar days prior to the proposed date of submission for publication. The Reviewing Party shall review and provide comments upon the proposed publication, which comments shall be provided as soon as practicable but in any event within twenty (20) calendar days of delivery of the initial draft of the proposed publication. The Reviewing Party shall have the right to require that any confidential information of the Reviewing Party be removed from the proposed publication or presentation, or that any information to be used as the basis of a proposed patent application be removed from the proposed publication or presentation until the proposed patent application is prepared and filed by either the Reviewing or Publishing Party. In any event, the contribution of each party (as determined in accordance with then current practices for scientific or clinical publications) shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.
     8.06 Statutory and Regulatory Requirements. Nothing in this AGREEMENT shall be construed as preventing or in any way inhibiting either party from complying with statutory and regulatory requirements governing the development, manufacture, use, importation, marketing, sale or other distribution of PRODUCT in any manner which it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities confidential or other information received from the other party or THIRD PARTIES.

9.      PATENT PROSECUTION AND LITIGATION
        9.01    Ownership of Intellectual Property.  Each party shall have and retain sole and exclusive title to all inventions, discoveries, and know-how which are made (as determined in accordance with the patent laws of the U.S.A.) solely by its employees or agents in the course of or as a result of activities performed in furtherance of the AGREEMENT. Each party shall own a fifty percent (50%) undivided interest in all joint inventions, discoveries, and know-how made (as determined in accordance with the patent laws of the U.S.A.) by employees or agents of both parties as a result of activities performed in furtherance of the AGREEMENT. Subject to the terms of this AGREEMENT, each party shall own, and may fully exploit, all of its rights and interests in such joint inventions, discoveries, and know-how, without any encumbrances to each other. Subject to the terms of this AGREEMENT, each party shall promptly notify the other upon the determination to file, and in any event prior to filing, a patent application with respect to any invention or discovery referred to in this Paragraph 9.01, except that, notwithstanding the above, neither party shall have the obligation to disclose to the other party any invention made by its employees and agents related to the manufacture (e.g., cell culture, fermentation) or purification of monoclonal antibodies.
        9.02    Prosecution and Maintenance.
        (a) SB PATENTS. SB shall have the first right, using in-house or outside legal counsel selected at SB's sole discretion, to prepare, file, prosecute, maintain and extend, at its expense, all SB PATENTS, as well as any other patent applications which arise under Paragraph 9.01 which are owned in whole or in part by SB, provided that PDL shall have the right to assume responsibility, at PDL's expense, for preparing, filing, prosecuting, maintaining and extending any such SB PATENT, or any part thereof, to which SB intends to abandon or otherwise cause or allow to be forfeited to the extent such is related to PRODUCT.
        (b) PDL PATENTS. PDL shall have the first right, using in-house or outside legal counsel selected at PDL's sole discretion, to prepare, file, prosecute, maintain and extend, at its expense, all PDL PATENTS, as well as any other patent applications which are owned solely by PDL and arise under Paragraph 9.01, provided that SB shall have the right to assume responsibility, at SB's expense, for preparing, filing, prosecuting, maintaining and extending any such patent or patent application, or any part thereof, which PDL intends to abandon or otherwise cause or allow to be forfeited to the extent such is related to PRODUCT.
        9.03 Reasonable Assistance. Notwithstanding the provisions of Paragraph 9.02, each party shall, at its own expense, provide reasonable assistance to the other party to facilitate filing, prosecution and issuance of all patent applications covering inventions related to PRODUCT which are referred to in Paragraph 9.01, or which are necessary for fulfillment of the obligations set out in this AGREEMENT, and shall execute all documents deemed necessary or desirable therefor.
        9.04    Infringement of PDL PATENTs.
         (a) Notice. In the event that PDL or SB becomes aware of actual or threatened infringement of a PDL PATENT anywhere in the TERRITORY, wherein such infringement relates to an antibody that binds to the IL-4 antigen, that party shall promptly notify the other party in writing. The notice shall describe in reasonable detail the facts and circumstances forming the basis for the determination that there is actual or threatened infringement. In the event the notice specifies threatened, but not actual infringement, the parties agree to discuss in good faith the proper course of action; provided, that PDL shall have the final decision making authority with respect to such
course of action.  [CONFIDENTIAL TREATMENT REQUESTED]   (b)  PDL First
Right to Litigate For Actual Infringement. PDL shall have the first right but not the obligation to bring an infringement action or file any other appropriate action or claim directly related to actual infringement of the PDL PATENTS related to an antibody that binds to the IL-4 antigen against any
THIRD PARTY (an "Action") and to use SB's name in connection therewith and to include SB's name as a party thereto. If PDL elects to bring an Action in accordance with this Paragraph 9.04(b), PDL shall have sole control over any Action, including the right to select counsel for such Action; provided however that PDL shall solicit, and seriously consider in good faith SB's input with respect to all material aspects of such Action, including without limitation, the development of the litigation strategy and the execution thereof. In furtherance and not in limitation of the foregoing, PDL shall keep SB promptly and fully informed of the status of any such Action, and SB shall have the right to review and comment upon PDL's activities related thereto. SB shall consult with PDL concerning such Action at no cost to PDL. To the extent PDL elects its first right to bring an Action in any country of the TERRITORY, PDL shall use commercially reasonable efforts, in each such country, to diligently pursue such Action and obtain results that are consistent with the respective objectives of the parties under this Agreement. All cost and expenses related to any such Action shall be paid by PDL;
provided however that, in the event SB makes the PHASE II REVIEW POINT
PAYMENT, all such OUT OF POCKET COSTS, whether incurred prior to or after the PHASE II REVIEW POINT, shall be considered PATENT COSTS for the determination of PRE-LAUNCH COMMERCIAL EXPENSES and PRE-TAX PROFITS.
        (c) SB's Right to Litigate for Actual Infringement. At any time prior to the PHASE II REVIEW POINT or at any time after SB makes the PHASE II REVIEW POINT PAYMENT, SB shall have the following rights to file an Action with respect to actual infringement of PDL PATENTs related to an antibody that binds to the IL-4 Antigen. [CONFIDENTIAL TREATMENT REQUESTED] SB shall have sole control over any Action, including the right to select counsel for such Action; provided however that SB shall solicit, and seriously consider in good faith PDL's input with respect to all material aspects of such Action, including without limitation, the development of the litigation strategy and the execution thereof. In furtherance but not in limitation of the foregoing, SB shall keep PDL promptly and fully informed of the status of any such
Action, and PDL shall have the right to review and comment upon SB's activities related thereto. All cost and expenses related to any such Action shall be paid by SB; provided however that, in the event SB makes the PHASE II REVIEW POINT PAYMENT, all such OUT OF POCKET COSTS, whether incurred prior to or after the PHASE II REVIEW POINT PAYMENT, shall be considered PATENT COSTS for the determination of PRE-LAUNCH COMMERCIAL EXPENSES and PRE-TAX PROFITS. PDL and its counsel shall consult with SB concerning such Action at no cost to SB. To the extent SB elects to bring an Action in accordance with this Paragraph 9.04(c), SB shall use commercially reasonable efforts to diligently pursue such Action and to obtain results that are consistent with the respective objectives of the parties under this Agreement. In the event SB commences an Action prior to the PHASE II REVIEW POINT and later elects not to make the PHASE II REVIEW POINT PAYMENT, the parties shall meet and negotiate in good faith to determine an equitable and fair way to proceed or discontinue with any such Action.
                (d)     Litigation and Settlement Costs.   In the event SB does
not make the PHASE II REVIEW POINT PAYMENT and PDL has paid for all costs and expenses related to an Action, PDL shall retain the entire recovery made with respect to any such Action. In the event SB makes the PHASE II REVIEW POINT PAYMENT, any recovery made by either party with respect to any such Action shall be considered a positive PATENT COST for the calculation of PRE-LAUNCH COMMERCIAL EXPENSES and PRE-TAX PROFITS.
                (e) Cooperation and Settlement. The parties shall keep one another informed of the status of and of their respective activities regarding any Action, including without limitation any discussion concerning the settlement thereof. No settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by one party pursuant to this Paragraph 9.04 may be entered into without the consent of the non-settling party if such settlement would require the non-settling party to be subject to an injunction, to make a monetary payment or would adversely affect the non-settling party's rights under this AGREEMENT, including the PDL's rights in PDL PATENTS and the licenses granted to SB hereunder.
        9.05    Infringement of SB PATENTs.
            (a) Notice. In the event that PDL or SB becomes aware of actual or threatened infringement of a SB PATENT anywhere in the TERRITORY, wherein such infringement relates to an antibody that binds to the IL-4 antigen, that party shall promptly notify the other party in writing. The notice shall describe in reasonable detail the facts and circumstances forming the basis for the determination that there is actual or threatened infringement. In the event the notice specifies threatened, but not actual infringement, the parties agree to discuss in good faith the proper course of action; provided that, unless SB has elected not to make the PHASE II REVIEW POINT PAYMENT, SB shall have the final decision making authority with respect to such course of
action.  [CONFIDENTIAL TREATMENT REQUESTED]             (b)
SB's First Right to Litigate For Actual Infringement. SB shall have the first right but not the obligation to bring an infringement action or file any other appropriate action or claim directly related to actual infringement of the SB PATENTS related to an antibody that binds to the IL-4 antigen against any
THIRD PARTY (an "Action") and to use PDL's name in connection therewith and to include PDL's name as a party thereto. If SB elects to bring an Action in accordance with this Paragraph 9.05(b), SB shall have sole control over the Action, including without limitation, the right to select counsel for such Action; provided however that SB shall solicit, and seriously consider in good faith, PDL's input with respect to all material aspects of such Action, including without limitation the development of the litigation strategy and the execution thereof. In furtherance and not in limitation of the foregoing, SB shall keep PDL promptly and fully informed of the status of any such
Action, and PDL shall have the right to review and comment upon SB's activities related thereto. PDL shall consult with SB concerning such Action at no cost to SB. To the extent SB elects its first right to bring an Action in any country of the TERRITORY, SB shall use commercially reasonable efforts, in each such country, to diligently pursue such Action and to obtain results that are consistent with the respective objectives of the parties under this AGREEMENT. All costs and expenses related to any such Action shall be paid by SB; provided however that, in the event SB makes the PHASE II REVIEW POINT PAYMENT, all such OUT OF POCKET COSTS, whether incurred prior to or after the PHASE II REVIEW POINT PAYMENT, shall be considered PATENT COSTS for the calculation of PRE-LAUNCH COMMERCIAL EXPENSES and PRE-TAX PROFITS.
            (c) PDL's Right to Litigate for Actual Infringement. If SB does not commence a particular Action [CONFIDENTIAL TREATMENT REQUESTED] PDL shall have sole control over any Action, including the right to select counsel for such Action; provided however that PDL shall solicit, and seriously consider in good faith SB's input with respect to all material aspects of such Action, including without limitation, the development of the litigation strategy and the execution thereof. In furtherance but not in limitation of the foregoing, PDL shall keep SB promptly and fully informed of the status of any such
Action, and SB shall have the right to review and comment upon PDL's activities related thereto. All costs and expenses related to any such Action shall be paid by PDL; provided however that, in the event SB makes the PHASE
II REVIEW POINT PAYMENT, all such OUT OF POCKET COSTS, whether incurred prior to or after the PHASE II REVIEW POINT, shall be considered PATENT COSTS for the calculation of PRE-LAUNCH COMMERCIAL EXPENSES and PRE-TAX PROFITS. SB and its counsel shall consult with PDL concerning such Action at no cost to PDL.
To the extent PDL elects to bring an Action in accordance with this Paragraph 9.05(c), PDL shall use commercially reasonable efforts to obtain results that are consistent with the respective objectives of the parties under this Agreement.
                (d) Litigation and Settlement Costs.   In the event SB does not
make the PHASE II REVIEW POINT PAYMENT and PDL has paid for all costs and expenses related to an Action, PDL shall retain the entire recovery made with respect to any such Action. In the event SB makes the PHASE II REVIEW POINT PAYMENT, any recovery made by either party with respect to any such Action shall be deemed a positive PATENT COST for the calculation of PRE-TAX PROFITS.
                (e) Cooperation and Settlement. The parties shall keep one another informed of the status of and of their respective activities regarding any Action, including without limitation any discussion concerning the settlement thereof. No settlement or consent judgment or other voluntary final disposition of any suit defended or Action brought by one party pursuant to this Paragraph 9.05 may be entered into without the consent of the non-settling party if such settlement would require the non-settling party to be subject to an injunction, to make a monetary payment or would adversely affect the non-settling party's rights under this AGREEMENT, including the SB's rights in SB PATENTS and the licenses granted to PDL hereunder.
        9.06    Infringement of THIRD PARTY Intellectual Property Rights.
                (a) Notice. In the event of the institution of any suit by a THIRD PARTY against PDL or SB or their respective sublicensees or AFFILIATES for patent infringement involving the manufacture, use, sale, distribution or marketing of PRODUCT anywhere in the TERRITORY, the party sued shall promptly notify the other party in writing.
                (b) Rights to Defend. In the event SB has made the PHASE II REVIEW POINT PAYMENT, SB shall have the right but not the obligation to defend such suit and to use PDL's name in connection therewith; provided however that if SB does not defend such suit in a timely manner, PDL shall have the right but not the obligation to defend such suit and to use SB's name in connection therewith. If SB elects not to make the PHASE II REVIEW POINT PAYMENT, PDL shall have the sole right but not the obligation to defend such suit at its own expense. If SB has made the PHASE II REVIEW POINT PAYMENT, all costs and expenses incurred by either party with respect to such suit, whether incurred before or after the date of the PHASE II REVIEW POINT, shall be considered PATENT COSTS for the calculation of PRE-LAUNCH COMMERCIAL EXPENSES and PRETAX PROFITS.
                (c) Cooperation and Settlement. The parties shall keep one another informed of the status of and of their respective activities regarding any Action, including without limitation any discussion concerning the settlement thereof. No settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by one party pursuant to this Paragraph may be entered into without the consent of the non-settling party if such settlement would require the non-settling party to be subject to an injunction, to make a monetary payment or would adversely affect the non-settling party's rights under this Agreement
        9.07    Extensions of PDL AND SB PATENTS.
                (a) In the event that SB has made the PHASE II REVIEW POINT PAYMENT and SB's and PDL's rights have not been otherwise terminated, each party shall have the obligation to seek extensions of the terms of their respective PDL PATENTS and SB PATENTS and to seek and obtain SPCs directly related to the PRODUCT.
                (b) In the event SB does not make the PHASE II REVIEW POINT PAYMENT or SB's rights to PRODUCT (other than to receive royalties) have otherwise been terminated, PDL shall have the right but not the obligation to seek extensions of the terms of SB PATENTS and to seek and obtain SPCs directly related to the PRODUCT. At PDL's request, SB shall provide reasonable assistance therefor to PDL, at PDL's expense for all OUT OF POCKET COSTS incurred by SB. At PDL's request, SB shall authorize PDL to act as SB's agent for the purpose of making any application for any extensions of the term of SB PATENTS or for obtaining SPCs in such countries.
                (c) In the event PDL's rights to PRODUCT (other than to receive royalties) are terminated, SB shall have the right but not the obligation to seek extensions of the terms of PDL PATENTS and to seek and obtain SPCs directly related to the PRODUCT. At SB's request, PDL shall provide reasonable assistance therefor to SB, at SB's expense for all OUT OF POCKET COSTS incurred by PDL. At SB's request, PDL shall authorize SB to act as PDL's agent for the purpose of making any application for any extensions of the term of PDL PATENTS or for obtaining SPCs in such countries.

10.     TRADEMARKS AND NON-PROPRIETARY NAMES
  10.01 Pre-PHASE II REVIEW POINT. Prior to the PHASE II REVIEW POINT, SB shall be responsible, at its expense, for the trademark development process, which may include the selection, registration, and maintenance of all Trademarks for proposed use in connection with PRODUCT throughout the TERRITORY. SB shall also be responsible for the development of a non-proprietary name for the PRODUCT, at its expense, which may include obtaining a USAN and INN. SB shall keep PDL reasonably informed with respect to any such activites.
        10.02   SB Makes PHASE II REVIEW POINT PAYMENT.
                (a) Trademarks. In the event SB makes the PHASE II REVIEW POINT PAYMENT and SB's rights have not been otherwise terminated, SB shall be responsible for the selection, registration and maintenance of all Trademarks which it uses in connection with PRODUCT throughout the TERRITORY and SB shall own and control such Trademarks. In the event that SB makes the PHASE II
REVIEW POINT PAYMENT but SB's rights to PRODUCT are terminated prior to the completion of the first Phase III clinical trial, SB shall exclusively assign to PDL all right, title and interest to all Trademarks used by SB in connection with PRODUCT throughout the TERRITORY (or the relevant countries within the TERRITORY); provided that PDL shall pay for all TRADEMARK COSTS associated with the Trademarks to be assigned and all OUT OF POCKET COSTS associated with the assignment thereof. To the extent such assignment is prohibited by the law of a country where a Trademark has been selected, registered or maintained by SB, the parties shall take all necessary steps to ensure that all rights in such Trademark is promptly transferred to PDL, and SB shall cooperate with and reasonably assist PDL in protecting such Trademark. Subsequently, PDL, at its expense, shall be responsible for the selection, registration and maintenance of all Trademarks employed in connection with PRODUCT throughout the TERRITORY (or the relevant countries in the TERRITORY) and PDL shall own and control such Trademarks. Except as expressly provided herein, nothing in this AGREEMENT shall be construed as a grant of rights, by license or otherwise, by SB to PDL to use such Trademarks for any purpose, except as may be agreed upon to enable PDL to co-promote PRODUCT in accordance with Article 6.
                (b) Non-proprietary Names. If SB has made the PHASE II REVIEW POINT PAYMENT and SB's rights have not been otherwise terminated, SB shall be responsible for the selection and registration of non-proprietary names for PRODUCT in the TERRITORY, including obtaining a USAN and INN. In the event that SB makes the PHASE II REVIEW POINT PAYMENT but SB's rights to PRODUCT are terminated prior to the completion of the first Phase III clinical trial, PDL, at its expense, shall be responsible for the selection and registration of non-proprietary names for PRODUCT in the TERRITORY (or the relevant countries of the TERRITORY), and, if necessary and appropriate, SB will cooperate with and reasonably assist PDL in obtaining these non-proprietary names.
        10.03 SB Does Not Make PHASE II REVIEW POINT Payment. If SB has not made the PHASE II REVIEW POINT PAYMENT, or in the event that SB otherwise loses or terminates its rights to PRODUCT under this AGREEMENT after the completion of the first Phase III clinical study of PRODUCT in the TERRITORY or in a given country of the TERRITORY, the following will apply:
                (a) Trademarks. If SB and PDL have not used a trademark in connection with PRODUCT, PDL shall have no right to request an assignment hereunder. If SB or PDL has used a trademark designated by SB with respect to the PRODUCT, then at PDL's request, that Trademark shall be assigned to PDL in the TERRITORY if SB terminates or otherwise loses its rights to the PRODUCT in the whole TERRITORY, or, in the event that SB terminates or otherwise loses its rights to the PRODUCT in only certain specified countries, then SB shall assign that Trademark in such specified countries. To the extent such assignment is prohibited by the law of a country where a Trademark has been selected, registered or maintained by SB, the parties shall take all necessary steps to ensure that all rights in such Trademark is promptly transferred to PDL, and SB shall cooperate with and reasonably assist PDL in protecting such Trademark. PDL shall reimburse SB for all TRADEMARK COSTS associated with the assigned Trademark and all OUT OF POCKET COSTS related to the assignment thereof within thirty (30) days after receipt of SB's invoice therefor. Subsequently, PDL, at its expense, shall be responsible for the selection, registration and maintenance of all Trademarks employed in connection with PRODUCT throughout the TERRITORY (or the relevant countries in the TERRITORY) and PDL shall own and control such trademarks.
                (b) Non-proprietary Names. PDL, at its expense, shall be responsible for the selection and registration of non-proprietary names for PRODUCT in the TERRITORY (or the relevant countries of the TERRITORY), and, if necessary and appropriate, SB will cooperate with and reasonably assist PDL in obtaining these non-proprietary names.
        10.04 Infringement of Trademarks. In the event that PDL or SB becomes aware of actual or threatened infringement of a Trademark selected for a PRODUCT anywhere in the TERRITORY, that party shall promptly notify the other party in writing. The notice shall describe in reasonable detail the facts and circumstances forming the basis for the determination that there is actual or threatened infringement. The party responsible for the prosecution and maintenance of Trademarks in accordance with this Article 10 shall have sole control over any infringement action related to the Trademarks, including without limitation, the right to select counsel; provided however that the party controlling such action shall solicit, and seriously consider in good faith, the other party's input with respect to all material aspects of such action, including without limitation the development of the litigation strategy and the execution thereof.
        10.05 Defense of Trademarks. In the event of the institution of any opposition or cancellation action or suit by a THIRD PARTY against PDL or SB or their respective sublicensees or AFFILIATES for trademark infringement involving publication of the Trademark for opposition or cancellation, or the manufacture, use, sale, distribution or marketing of PRODUCT anywhere in the TERRITORY, the party sued shall promptly notify the other party in writing.
The party responsible for the prosecution and maintenance of Trademarks in accordance with this Article 10 shall have sole control over the defense of any such action, including without limitation, the right to select counsel; provided however that the party controlling such action shall solicit, and seriously consider in good faith, the other party's input with respect to all material aspects of such action, including without limitation the development of the litigation strategy and the execution thereof.

11.     STATEMENTS AND REMITTANCES
        11.01   Records and Audits.
                (a) Records and Audits at SB. SB shall keep and require its AFFILIATES and sublicensees to keep complete and accurate records, including details of the calculation, of all DEVELOPMENT COSTS, COSTS OF GOODS (for both DEVELOPMENT and commercialization), SB NET SALES, THIRD PARTY ROYALTIES,
PATENT COSTS, TRADEMARKS COSTS, INTEREST CHARGE ON WORKING CAPITAL, PROMOTION EXPENSES, PRE-TAX PROFITS and royalties and any other amounts due to PDL (if applicable). PDL shall have the right, at PDL's expense, through a certified public accountant or like person reasonably acceptable to SB, to examine such records during regular business hours during the life of this AGREEMENT and [CONFIDENTIAL TREATMENT REQUESTED] after its termination; provided, however, that such examination shall not take place more often than once a calendar year and shall not cover such records for more [CONFIDENTIAL TREATMENT REQUESTED] years and provided further that such accountant shall report to PDL only as to the accuracy of the reports from SB and amounts owed by or to PDL hereunder.
                (b) Records and Audits at PDL. PDL shall keep and require its AFFILIATES and sublicensees to keep complete and accurate records of all DEVELOPMENT COSTS, COST OF GOODS (for commercial manufacture, if applicable), PDL NET SALES, THIRD PARTY ROYALTIES, PATENT COSTS, INTEREST CHARGE ON WORKING CAPITAL, PROMOTION EXPENSES and the royalty and any other amounts due to SB hereunder (if applicable). SB shall have the right, at SB's expense, through a certified public accountant or like person reasonably acceptable to PDL, to examine such records during regular business hours during the life of this AGREEMENT and for [CONFIDENTIAL TREATMENT REQUESTED] after its termination; provided, however, that such examination shall not take place more often than once a calendar year and shall not cover such records for more than the [CONFIDENTIAL TREATMENT REQUESTED] years and provided further that such accountant shall report to SB only as to the accuracy of the reports provided by PDL to SB and amounts owed by or to SB hereunder.
        11.02   Quarter-Year Accounting.
                (a) Prior to First Commercial Launch. If SB has made the PHASE II REVIEW POINT PAYMENT and neither SB's nor PDL's rights under this AGREEMENT have otherwise been terminated, then (i) within thirty (30) days after the end of each calendar quarter until such time as Paragraph 11.02(b) applies, PDL shall provide SB with a statement setting forth in reasonable detail the DEVELOPMENT COSTS, COST OF GOODS for DEVELOPMENT (if applicable) and PRE-
LAUNCH COMMERCIAL EXPENSES incurred by PDL during the preceding calendar quarter, and (ii) SB shall use commercially reasonable efforts to provide as soon as practicable consistent with the timing of SB's internal financial reporting practices, a statement setting forth in reasonable detail its estimated DEVELOPMENT COSTS, COST OF GOODS for DEVELOPMENT (if applicable) and PRE-LAUNCH COMMERCIAL EXPENSES incurred by SB during the preceding calendar quarter. In any event, within sixty (60) days after each such calendar quarter, SB shall deliver to PDL a true accounting for the applicable quarter of: all DEVELOPMENT COSTS, COST OF GOODS for DEVELOPMENT and PRE-LAUNCH COMMERCIAL EXPENSES incurred by PDL and SB, and a reconciliation of any amounts owed by one party to the other.  Any amount payable by a party shall be paid within ten (10) days following receipt of such reconciliation delivered by SB hereunder.
                (b)  After Commercial Launch.
                (i) PDL Sells. Within sixty (60) days after the end of each calendar quarter during which there are PDL NET SALES, PDL shall deliver to SB a true accounting of all PRODUCT sold by PDL and its AFFILIATES during such quarter and reports delivered by its sublicensees during such quarter, including a reasonably detailed calculation of PDL NET SALES.  PDL shall pay all royalties due SB under Paragraph 5.05 with the report for the applicable quarter. Such accounting shall show PDL NET SALES on a country-by-country basis.
               (ii) SB Sells. Within thirty (30) days after the end of each calendar quarter during which there are SB NET SALES, (A) PDL shall deliver to SB a true accounting of all DEVELOPMENT COSTS, COST OF GOODS (if applicable), THIRD PARTY ROYALTIES, PATENT COSTS and PROMOTION EXPENSES incurred by PDL during the applicable quarter, and (B) SB shall use commercially reasonable efforts to provide as soon as practicable consistent with the timing of SB's internal financial reporting practices, a statement setting forth in reasonable detail its estimated DEVELOPMENT COSTS, COST OF GOODS for
DEVELOPMENT (if applicable) and PRE-LAUNCH COMMERCIAL EXPENSES incurred by SB during the preceding calendar quarter. In any event, w ithin sixty (60) days after the end of each calendar quarter during which there are SB NET SALES, SB shall deliver to PDL a true accounting of all DEVELOPMENT COSTS, PRE-TAX PROFITS, whether positive or negative, and royalty calculations, where applicable, showing on a country-by-country basis SB NET SALES, COST OF GOODS, DEVELOPMENT COSTS, THIRD PARTY ROYALTIES, TRADEMARK COSTS, PATENT COSTS, INTEREST CHARGE ON WORKING CAPITAL, and PROMOTION EXPENSES incurred by both parties, and SB shall, at the same time, pay, as a single payment, the relevant share of PRE-TAX PROFITS, if any, due to PDL in accordance with Paragraph 5.02, or, if applicable, all royalties, if any, due under Article 5. and any amounts due to PDL for DEVELOPMENT COSTS in accordance with Paragraph 3.04(a)(iii). To the extent PRE-TAX PROFITS are negative for any given quarter, such negative amount shall be carried forward and applied to reduce PRE-TAX PROFITS in succeeding quarters. To the extent PDL owes SB for DEVELOPMENT COSTS in accordance with Paragraph 3.04(a)(iii), SB shall deduct such amounts from any payments due to PDL hereunder or, if no such payment is
due, PDL shall pay such amounts to SB within thirty (30) days.   It is
understood and agreed that pre-commercial launch PROMOTION EXPENSES incurred by either party are not included in PRE-LAUNCH COMMERCIAL EXPENSES and shall be applied to the calculation of PRE-TAX PROFITS until fully reimbursed as provided in Paragraph 5.02(e).
   11.03 Withholding. Any taxes, levies or other duties paid or required to be withheld by one party on account of payments made to the other party under this AGREEMENT shall be identified and deducted from the payments otherwise due. The paying party shall secure and send to the other party proof of any such taxes, levies or other duties withheld and paid by the paying party or its sublicensees for the benefit of the other party.
        11.04 Payments. All royalties and other payments due under this AGREEMENT shall be payable in U.S. dollars and shall be paid by bank wire transfer or by automated clearinghouse (electronic funds transfer) in immediately available funds to such bank account designated in writing by SB and PDL from time to time. Interest shall accrue on delinquent payments from the date such payments are due at the [CONFIDENTIAL TREATMENT REQUESTED]. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, the obligation of the paying party to pay royalties or other payments on sales in that country shall be suspended until such remittances are possible. The other party shall have the right, upon giving written notice to the paying party, to receive payment in that country in local currency.
        11.05 Currency Exchange. Monetary conversions from the currency of a foreign country in which PRODUCT is sold, into U.S. dollars shall be calculated as follows:
             (a) if by SB, at the actual average rates of exchange for the year to date as used by SB in producing its quarterly and annual accounts, as confirmed by SB's auditors, or
             (b) if by PDL, at the average of the daily exchange rates for such currency quoted by Citibank, N.A., for each of the last five (5) banking days of each calendar quarter.
        11.06 No Double Counting of Costs. For the purpose of determining any cost or expense which is shared by the parties or otherwise invoiced by one party to another under this AGREEMENT, any cost or expense allocated by either party to a particular cost category shall be consistent with the terms of this AGREEMENT and shall not also be allocated to another category. In the event a cost or expense might arguably fall into more than one category, the party shall determine in good faith which category such cost or expense most appropriately falls into.

12.     TERM AND TERMINATION
        12.01  Termination Rights.
                (a) Termination by SB. SB may terminate its rights to DEVELOPMENT and commercialization of PRODUCT [CONFIDENTIAL TREATMENT
REQUESTED] SB, using the same standards SB would use in assessing whether or not to continue development or commercialization of a product of its own making, that the patent, medical/scientific, technical, regulatory or commercial profile of PRODUCT does not justify continued SB involvement in the development or commercialization of PRODUCT in such [CONFIDENTIAL TREATMENT REQUESTED]. In such event, the provisions of Paragraph 12.01(c) and Paragraph
5.03 or 5.04, as the case may be, shall apply.
                (b) Termination by PDL. PDL may terminate its rights to DEVELOPMENT and commercialization of PRODUCT [CONFIDENTIAL TREATMENT
REQUESTED] PDL, using the same standards PDL would use in assessing whether or not to continue development or commercialization of a product of its own making, that the patent, medical/scientific, technical, regulatory or commercial profile of PRODUCT does not justify continued PDL involvement in the development or commercialization of PRODUCT in such [CONFIDENTIAL
TREATMENT REQUESTED]. In such event, the provisions of Paragraph 12.01(c) and Paragraph 5.05 shall apply.
                (c) Effect of Termination. In the event that a party ("Terminating Party") elects to terminate its DEVELOPMENT and/or commercialization of PRODUCT in any [CONFIDENTIAL TREATMENT REQUESTED] at any time under this AGREEMENT in accordance with Paragraph 12.01, then all rights to PRODUCT granted to the Terminating Party in the [CONFIDENTIAL TREATMENT REQUESTED] shall terminate and revert to the other party ("Surviving Party"), the JDC, the Development Coordinators and/or the JMC shall terminate with respect to such [CONFIDENTIAL TREATMENT REQUESTED] and the Surviving Party shall have sole responsibility for DEVELOPMENT and commercialization in the [CONFIDENTIAL TREATMENT REQUESTED], the licenses to the Terminating Party under SB PATENTS and SB KNOW-HOW or PDL PATENTS and PDL KNOW-HOW, as the case may be, shall terminate in the [CONFIDENTIAL TREATMENT REQUESTED], and the Terminating Party shall promptly transfer all clinical, preclinical and other relevant data and information related to PRODUCT in the [CONFIDENTIAL
TREATMENT REQUESTED] in its possession (including the assignment of any filings with REGULATORY AUTHORITIES held by the Terminating Party) to the Surviving Party at no cost to the Surviving Party, and the Surviving Party shall immediately have an exclusive license to make, have made, import, use and sell PRODUCT in the [CONFIDENTIAL TREATMENT REQUESTED] under all relevant SB PATENTS, SB KNOW-HOW or PDL PATENTS and PDL KNOW-HOW, as the case may be.
In either case, the Surviving Party shall be fully responsible for the costs and expenses of further DEVELOPMENT and commercialization in the [CONFIDENTIAL TREATMENT REQUESTED] and use commercially reasonable efforts and diligence, consistent with the effort that is used by the Surviving Party in the development, testing, manufacture, registration, marketing and sale of pharmaceutical products at a similar stage of development, having a comparable level of market potential, and being subject to a comparable regulatory review, to develop and commercialize PRODUCT in the [CONFIDENTIAL TREATMENT REQUESTED] and any subsequent sales of PRODUCT by the Surviving Party in the [CONFIDENTIAL TREATMENT REQUESTED] shall be subject to the royalty obligation set forth in Paragraphs 5.03 or 5.04 (if SB elects to terminate) or 5.05 (if PDL elects to terminate), as the case may be.
        12.02   Royalty Obligations.
                (a) PDL Royalty Obligations. PDL's royalty obligations under Paragraph 5.03(a) or 5.04(i), as applicable, in each country of the TERRITORY shall expire on a country-by-country basis upon the [CONFIDENTIAL TREATMENT REQUESTED]. PDL's royalty obligations under Paragraph 5.03(b) or 5.04(ii), as applicable, in each country of the TERRITORY shall expire upon [CONFIDENTIAL TREATMENT REQUESTED] of the date of first marketing of PRODUCT in such country by or on behalf of PDL.
                (b) SB Royalty Obligations. SB's royalty obligations under Paragraph 5.05(a) in each country of the world shall expire on a country-by-country basis upon the [CONFIDENTIAL TREATMENT REQUESTED]. SB's royalty obligations under Paragraphs 5.04(b) in each country of the TERRITORY shall expire upon the [CONFIDENTIAL TREATMENT REQUESTED] date of first marketing in such country by or on behalf of SB.
             (c) Profit-Sharing Scenario. SB's obligation to make the payments to PDL under Paragraph 5.02 shall expire on a country-by-country basis upon the date that [CONFIDENTIAL TREATMENT REQUESTED].
     12.03 Term of Agreement in its Entirety. Unless otherwise terminated in accordance with the terms of this AGREEMENT, this AGREEMENT shall expire, on a country-by-country basis upon the later of the expiration of SB's obligation to make payments to PDL under Paragraph 5.02 or the expiration of all royalty obligations owed by one party to the other party in such country of the TERRITORY as set forth in this AGREEMENT. Expiration of this AGREEMENT in a particular country under this provision shall not preclude either party from continuing to market or have marketed PRODUCT and to use SB KNOW-HOW and PDL KNOW-HOW, as the case may be, in such country without further payments to the other party.
        12.04   Termination Due to Default.
                (a) If either party fails or neglects to perform covenants or provisions of this AGREEMENT (other than pursuant to Paragraph 3.06) and if such default is (a) for failure to pay undisputed amounts due hereunder and such default is not cured within ten (10) business days, or (b) for any default other than non-payment and such default is not corrected within sixty
(60) days after receiving written notice from the other party with respect to such default, such other party shall have the right to terminate rights to PRODUCT of the defaulting party under this AGREEMENT by giving written notice to the party in default provided the notice of termination is given within six
(6) months of the default and prior to correction of the default.
                (b) In the event that a party's ("Terminating Party") rights to the DEVELOPMENT and/or commercialization of PRODUCT in the TERRITORY are terminated at any time under this AGREEMENT in accordance with Paragraph
12.04, then all rights to PRODUCT granted to the Terminating Party in the TERRITORY shall terminate and revert to the other party ("Surviving Party"), the JDC, the Development Coordinators and/or the JMC shall terminate and the Surviving Party shall have sole responsibility for DEVELOPMENT and commercialization in the TERRITORY, the licenses to the Terminating Party under SB PATENTS and SB KNOW-HOW or PDL PATENTS and PDL KNOW-HOW, as the case may be, shall terminate in the TERRITORY, and the Terminating Party shall promptly transfer all clinical, preclinical and other relevant data and information related to PRODUCT in the TERRITORY in its possession (including the assignment of any filings with REGULATORY AUTHORITIES held by the Terminating Party) to the Surviving Party at no cost to the Surviving Party, and the Surviving Party shall immediately have an exclusive license to make, have made, import, use and sell PRODUCT in the TERRITORY under all relevant SB PATENTS, SB KNOW-HOW or PDL PATENTS and PDL KNOW-HOW, as the case may be. In either case, the Surviving Party shall use commercially reasonable efforts and diligence, consistent with the effort that is used by the Surviving Party in the development, testing, manufacture, registration, marketing and sale of pharmaceutical products at a similar stage of development, having a comparable level of market potential, and being subject to a comparable regulatory review, to develop and commercialize PRODUCT in the TERRITORY and any subsequent sales of PRODUCT by the Surviving Party in the [CONFIDENTIAL TREATMENT REQUESTED] shall be subject to the royalty obligation set forth in Paragraphs 5.03 or 5.04 (if SB elects to terminate) or 5.05 (if PDL elects to terminate), as the case may be.
        12.05   Termination Due to Bankruptcy.
                (a) Either party may terminate this AGREEMENT if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty
(60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.
             (b) Notwithstanding the bankruptcy of either party hereunder, or the impairment of performance by that party of its obligations under this AGREEMENT as a result of bankruptcy or insolvency of a party, the non-bankrupt party shall be entitled to retain the licenses granted herein, subject to the bankrupt party's rights to terminate this AGREEMENT for reasons other than bankruptcy or insolvency as expressly provided in this AGREEMENT.
             (c) All rights and distribution rights granted under or pursuant to this AGREEMENT by one party to the other under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the U.S. Bankruptcy Code. The parties agree that the licensee of such rights under this AGREEMENT shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by the licensee of its preexisting obligations under this AGREEMENT. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against the licensor under the U.S. Bankruptcy Code, the licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to the licensee (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by the licensee, unless the licensor elects to continue to perform all of its obligations under this AGREEMENT, or (ii) if not delivered under (i) above, upon the rejection of this AGREEMENT by or on behalf of the licensor upon written request therefor by the licensee, provided, however, that upon the licensor's (or its successor's) written notification to the licensee that it is again willing and able to perform all of its obligations under this AGREEMENT, the licensee shall promptly return all such tangible materials to the licensor, but only to the extent that the licensee does not require continued access to such materials to enable the licensee to perform its obligations under this AGREEMENT.

13.     RIGHTS AND DUTIES UPON TERMINATION
     13.01 Payments. Upon termination of this AGREEMENT, PDL shall have the right to retain any sums already paid by SB hereunder, and SB shall pay all sums accrued hereunder which are then due, and SB shall have the right to retain any sums already paid by PDL hereunder, and PDL shall pay all sums accrued hereunder which are then due.
        13.02 Product Inventory. Upon termination of this AGREEMENT following NDA APPROVAL of PRODUCT anywhere in the TERRITORY but earlier than its expiration in accordance with Paragraph 12.03, either party holding inventory of PRODUCT shall notify the other of the amount of PRODUCT such party, its AFFILIATES, sublicensees and distributors then have on hand, the sale of which would, but for the termination, be subject to payment in accordance with Paragraph 5.02, 5.03, 5.04 or 5.05, as the case may be, and each party and its AFFILIATES, sublicensees and distributors shall thereupon be permitted to sell that amount of PRODUCT, provided that the selling party shall pay the payment thereon at the time herein provided for and provided further that the other party shall have the first option to purchase such PRODUCT at a reasonable cost to be negotiated by the parties. If the parties fail to enter into an agreement for purchase of such PRODUCT, the party holding the inventory of PRODUCT will be free to sell such PRODUCT to THIRD PARTIES for a period not to exceed ninety (90) days from the termination of negotiations for the purchase of such PRODUCT; provided, however, that the party selling the inventory of PRODUCT may only offer such PRODUCT on terms no more favorable to the THIRD PARTY than those offered to the other party.
        13.03 Survival. Subject to Paragraph 13.01, termination of this AGREEMENT shall terminate all outstanding obligations and liabilities between the parties arising from this AGREEMENT except those described in Paragraphs 8.03, 8.04, 9.01, 11.01, 14.03, 14.04, and 14.05 and Articles 12, 13, 16, 17
and 20, as well as any other provision, such as Paragraph 8.03 which, by its terms, is stated to survive the termination or expiration of this AGREEMENT.
In addition, any other provision required to interpret and enforce the parties' respective rights and obligations under this AGREEMENT shall also survive, but only to the extent that such survival is required for the full observation and performance of this AGREEMENT by the parties hereto.
        13.04 Remedies. Termination of the AGREEMENT in accordance with the provisions hereof shall not limit remedies which may be otherwise available in law or equity.

14.     WARRANTIES, REPRESENTATIONS, INDEMNIFICATIONS
        AND INSURANCE
      14.01 Warranty by SB. SB represents and warrants that, to the best of its belief and knowledge, it owns the entire right and title to the extent of its ownership interest in SB PATENTS, and that it has given to PDL all information requested by PDL prior to the EFFECTIVE DATE, relating to SB PATENTS, SB KNOW-HOW or PRODUCT, in SB's possession to the extent directly related to PRODUCT. Nothing in this AGREEMENT shall be construed as a warranty that SB PATENTS are valid or enforceable or that their exercise does not infringe any patent rights of THIRD PARTIES. A holding of invalidity or unenforceability of any SB PATENT, from which no further appeal is or can be taken, shall not affect any obligation already accrued hereunder, but shall only eliminate royalties otherwise due under such patent from the date such holding becomes final in accordance with this AGREEMENT.
     14.02 Warranty by PDL. PDL represents and warrants that, to the best of its belief and knowledge, it owns the entire right and title to the extent of its ownership interest in PDL PATENTS, and that is has given to SB all information requested by SB prior to the EFFECTIVE DATE, relating to PDL PATENTS, PDL KNOW-HOW or PRODUCT, in PDL's possession to the extent directly related to PRODUCT. Nothing in this AGREEMENT shall be construed as a warranty that PDL PATENTS are valid or enforceable or that their exercise does not infringe any patent rights of THIRD PARTIES. A holding of invalidity or unenforceability of any PDL PATENT, from which no further appeal is or can be taken, shall not affect any obligation already accrued hereunder, but shall only eliminate royalties otherwise due under such patent from the date such holding becomes final in accordance with this AGREEMENT.
     14.03 Indemnification by SB. SB hereby agrees to save, defend and hold PDL, its AFFILIATES and their respective officers, directors, stockholders, representatives, agents, employees, successors and assigns harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expense and attorneys' fees, brought by a THIRD PARTY or that arise in connection with any claim brought by a THIRD PARTY with respect to PRODUCT related to (a) death or other physical injury to any person to the extent caused by the use or administration of PRODUCT provided or sold by SB and its AFFILIATES hereunder; or which injury is due to the negligence or willful misconduct of SB, (b) property damage to the extent such damage is due to the negligence or willful misconduct of SB or (c) breach of any representation or warranty of SB under this AGREEMENT provided that SB shall not be required to provide indemnification hereunder to the extent that any losses, claims, damages or liability result from (i) the negligence or willful misconduct of PDL or breach by PDL of any provision of this AGREEMENT, or (ii) PDL's manufacture (including its manufacture through THIRD PARTY suppliers) of PRODUCT, or (iii) PDL's failure to perform its obligations with respect to the marketing of PRODUCT in accordance with Article 7.
        14.04 Indemnification by PDL. PDL hereby agrees to save, defend and hold SB, its AFFILIATES and their respective officers, directors, shareholders, representatives, agents, employees, successors and assigns harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expense and attorneys' fees, brought by a THIRD PARTY or that arise in connection with any claim brought by a THIRD PARTY with respect to PRODUCT related to (a) death or other physical injury to any person to the extent caused by the use or administration of PRODUCT provided or sold by PDL and its AFFILIATES hereunder; or which injury is due to the negligence or willful misconduct of PDL, (b) property damage to the extent such damage is due to the negligence or willful misconduct of PDL or (c) breach of any representation or warranty of PDL under this AGREEMENT provided that PDL shall not be required to provide indemnification hereunder to the extent that any losses, claims, damages or liability result from (i) the negligence or willful misconduct of SB or breach by SB of any provision of this AGREEMENT, or (ii) SB's manufacture (including its manufacture through THIRD PARTY suppliers) of PRODUCT, or (iii) SB's failure to perform its obligations with respect to the marketing of PRODUCT in accordance with Article 7.
14.05   Indemnification Procedure.
(a) PDL Seeks Indemnification from SB. In the event PDL is seeking indemnification from SB under Paragraph 14.03, SB shall have no such obligation unless PDL:
(i) gives SB prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this AGREEMENT;
(ii) cooperates fully with SB and its agents in defense of any such claim, complaint, lawsuit or other cause of action; and
(iii) SB is granted full authority and control over the defense, including settlement or other disposition thereof, against such claim or lawsuit or other action, provided that PDL shall have the right to retain counsel of its choice to participate in the defense of any such claim or lawsuit at PDL's own expense, provided that such counsel shall not interfere with SB's full authority and control.
(b) SB Seeks Indemnification from PDL. In the event SB is seeking indemnification under Paragraph 14.04, PDL shall have no such obligation unless SB:
(i) gives PDL prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this AGREEMENT;
(ii) cooperates fully with PDL and its agents in defense of any such claim, complaint, lawsuit or other cause of action; and
(iii) PDL is granted full authority and control over the defense, including settlement or other disposition thereof, against such claim or lawsuit or other action, provided that SB shall have the right to retain counsel of its choice to participate in the defense of any such claim or lawsuit at SB's own expense, provided that such counsel shall not interfere with PDL's full authority and control.
14.06 Insurance. During the term of the AGREEMENT, and for a period of five (5) years after the expiration or termination of this AGREEMENT or the earlier termination thereof, each party shall maintain, respectively, at its sole cost and expense insurance coverage from insurance companies having a rating of at least "A-VIII" as published in the most recent edition of A.M. Best's Insurance Reports, product liability and general liability coverage, in amounts, respectively, which are reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities at the respective place of business of each party, or, solely in the case of SB, self insure with the substantially the same protections. Such product liability insurance shall insure against all liability, including personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of PRODUCT in the countries of the world in which the party is permitted to undertake such activities in accordance with this AGREEMENT. Each party shall provide written proof of the existence of such insurance to the other party upon request. Notwithstanding the foregoing, (a) during the conduct of Phase I and II clinical trials, each party shall always maintain product liability insurance (or, in the case of SB, self-insure) with a minimum of [CONFIDENTIAL TREATMENT REQUESTED] per occurrence (or claim) and annual aggregate limit of liability of [CONFIDENTIAL TREATMENT REQUESTED],
(b) during the conduct of Phase III clinical trials, each party shall maintain product liability insurance (or, in the case of SB, self-insure) with a minimum of [CONFIDENTIAL TREATMENT REQUESTED]per occurence (or claim) and annual aggregate limit of liability of [CONFIDENTIAL TREATMENT REQUESTED]and
(c) and after first commercial sale each party shall always maintain product liability insurance (or, in the case of SB, self-insure) with a minimum of [CONFIDENTIAL TREATMENT REQUESTED] per occurrence (or claim) and annual aggregate limit of liability.

15.     FORCE MAJEURE
        If the performance of any part of this AGREEMENT by either party, or of any obligation under this AGREEMENT, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this AGREEMENT may be required in order to arrive at an equitable solution.

16.     GOVERNING LAW
        This AGREEMENT shall be deemed to have been made in New York and its form, execution, validity, construction and effect shall be determined in accordance with the laws thereof.

17.     DISPUTE RESOLUTION
Except as otherwise described in Paragraphs 3.03(d), 5.06(a) and 7.03(d)(iii), any dispute, controversy or claim arising out of or relating to this AGREEMENT (hereinafter collectively referred to as "Dispute") shall be attempted to be settled by the parties, in good faith, by submitting each such Dispute to appropriate senior management representatives of each party in an effort to effect a mutually acceptable resolution thereof within thirty (30) days. Within fifteen (15) days after submission of the Dispute to such senior representatives, each party shall submit a brief, written summary of the Dispute and their respective position with respect to the Dispute to such senior representatives. In the event no mutually acceptable resolution is achieved, then each party shall be entitled to seek relief for such Dispute by using any appropriate judicial mechanism which may be available in the courts.

18.     SEPARABILITY
       18.01 In the event any portion of this AGREEMENT shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.
        18.02 If any of the terms or provisions of this AGREEMENT are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.
        18.03 In the event that the terms and conditions of this AGREEMENT are materially altered as a result of Paragraph 18.01 or 18.02, the parties will in good faith renegotiate the terms and conditions of this AGREEMENT to carry out the original intent of the parties.

19.     ENTIRE  AGREEMENT
        This AGREEMENT (including Appendices hereto), entered into as of the date written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this AGREEMENT shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this AGREEMENT by written instruments specifically referring to and executed in the same manner as this AGREEMENT.

20.     NOTICES
        20.01 Notices required or permitted under this AGREEMENT shall be in writing in the English Language and sent by overnight express mail (e.g., FedEx), or by facsimile confirmed by overnight express mail (e.g., FedEx), and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the parties or to such address or addresses as may be specified from time to time in a written notice:
                PDL
                Protein Design Labs, Inc.
                34801 Campus Drive
                Fremont, California  94555  U.S.A.
                                Attention:  General Counsel
Fax: (510) 574-1473

                SB
                SmithKline Beecham Corporation
                One Franklin Plaza (Mail Code FP1930)
                P.O. Box 7929
                Philadelphia, Pennsylvania 19101
                U.S.A.
                Attention: Senior Vice President, Business Development
Fax: (215) 751-4253

                        copy to:

                        SmithKline Beecham Corporation
                        One Franklin Plaza (Mail Code FP2360)
                        P.O. Box 7929
                        Philadelphia, Pennsylvania 19101, U.S.A.
                        Attention:  Corporate Law-U.S.
Fax: (215) 751-3935

        20.02 Any notice required or permitted to be given concerning this AGREEMENT shall be effective upon receipt by the party to whom it is addressed.

21.     ASSIGNMENT
      This AGREEMENT and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this AGREEMENT nor any interest hereunder shall be assignable by either party without the written consent of the other provided, however, that either party may assign this AGREEMENT or any part of its rights and obligations hereunder to any AFFILIATE of such party or to any corporation with which that party may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this AGREEMENT relates, without obtaining the consent of the other party, provided that the party effecting such assignment shall notify the other promptly following such assignment.

22.     RECORDING
        SB and PDL, as appropriate, shall have the right, at any time, to record, register, or otherwise notify this AGREEMENT in appropriate governmental or regulatory offices anywhere in the TERRITORY, and PDL and SB, as appropriate, shall provide reasonable assistance to the other in effecting such recording, registering or notifying.

23.     INDEPENDENT CONTRACTORS
        The parties are independent contractors under this AGREEMENT and no other relationship is intended, including, without limitation, partnership, joint venture or agency relationship. Neither party shall act in a manner which expresses or implies a relationship other than of independent contractor, nor bind the other party, except as otherwise expressly provided in this AGREEMENT. Nothing in this AGREEMENT shall be deemed to infer any direct relationship between PDL and any AFFILIATE of SB.


24.     EXECUTION IN COUNTERPARTS
        This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
      IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this AGREEMENT as of the date first written above.


SMITHKLINE BEECHAM CORPORATION

BY:

TITLE:


PROTEIN DESIGN LABS, INC.

BY:

TITLE:


DEVELOPMENT AND LICENSE AGREEMENT
SMITHKLINE BEECHAM CORPORATION-PROTEIN DESIGN LABS, INC.
APPENDIX A

The following are patents and patent applications (also known as the "Queen et al. patents") issued and filed in certain countries in the world and licensed as part of the PDL PATENTS under the Agreement (As of August 25, 1999)

1.  The following issued U.S. patents and U.S. patent applications:

No. 5,585,089, "Humanized Immunoglobulins," issued December 17, 1996.

No. 5,693,761, "Polynucleotides Encoding Improved Humanized
Immunoglobulins," issued December 2, 1997.

No. 5,693,762, "Humanized Immunoglobulins," issued December 2, 1997.

[CONFIDENTIAL TREATMENT REQUESTED]


2.  The following patents and patent applications outside the U.S.:

Patent No.

Country
Title*
Issued
647383
Australia
"Novel Immunoglobulins, Their Production
and Use"
Issued
671949
Australia
"
Issued
AT E133452
Austria
"
Issued
0451216
Belgium
"
Issued
61095
Bulgaria
"
Issued
970016

Brazil
"
Issued
0451 216B1
European
"
Issued
0682040 B1
European

Issued
FR0451216
France
"
Issued
DE
68925536
Germany
"
Issued
DD 296 964
East Germany
"
Issued
GB 0451216
Great Britain
"
Issued
1001050

Greece
"
Issued
211174

Hungary
"
Issued
IT O451216
Italy
"
Issued
2828340
Japan
"
Issued
LU O451216
Luxembourg
"
Issued
92.2146
Monaco
"
Issued
NL 0451216
Netherlands
"
Issued
231984
New Zealand
"
Issued
132068
Pakistan
"
Issued
29729
Philippines
"
Issued
92758
Portugal
"
Issued
4895847.13
Russia
"
Issued
2126046
Russia
"
Issued
SG O451216
Singapore
"
Issued
89/9956
South Africa
"
Issued
178385
South Korea
"
Issued
2081974 T3
Spain
"
Issued
SE O451216
Sweden
"
Issued
CHO 451216
Switzerland
"
Issued
50034
Taiwan
"
Issued
13349
Uruguay
"
Issued
48700
Yugoslavia
"







Country
Title*
Pending
Argentina
"Novel Immunoglobulins, Their
Production and Use"
Pending
Canada
"
Pending
Chile
"
Pending
China
"
Pending
Croatia
"
Pending
Czech Republic
"
Pending
Ecuador
"
Pending
Europe
"
Pending
Hong Kong
"
Pending
Ireland
"
Pending
Israel
"
Pending
Japan
"
Pending
South Korea

Pending
Romania
"
Pending
Slovak Republic
"
Pending
Venezuela
"
Pending
Denmark
"
Pending
Finland
"
Pending
Norway
"









*Exact titles may differ in different countries.

SB PATENTS

[CONFIDENTIAL TREATMENT REQUESTED]

DEVELOPMENT AND LICENSE AGREEMENT
SMITHKLINE BEECHAM CORPORATION-PROTEIN DESIGN LABS, INC.
APPENDIX B
CO-PROMOTION TERMS: PROFIT SPLIT FOR DETAILING
[CONFIDENTIAL TREATMENT REQUESTED]

DEVELOPMENTAND LICENSE AGREEMENT
SMITHKLINE BEECHAM CORPORATION-PROTEIN DESIGN LABS, INC.
APPENDIX C
PHARMACOVIGILANCE AGREEMENT
Procedure for Exchange of Adverse Event data between SB Worldwide Clinical Safety and PDL for PRODUCT (e.g., SB 240683)
1.0  Background:
This Pharmacovigilance procedure shall be effective for the term of the AGREEMENT. In the event SB makes the PHASE II REVIEW POINT PAYMENT, the parties will review this Appendix C to assess whether amendments are required.

2.0  Definitions:

A. Serious Adverse Event. A serious adverse event includes any experience/event that results in any of the following outcomes:
  death
  life-threatening (at immediate risk of death from the event as it occurs)
  requires inpatient hospitalization or prolongation of existing hospitalization a persistent or significant disability/incapacity a congenital anomaly/birth defect is an important medical event that may not result in any of the above outcomes, but based upon appropriate medical judgment, may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in the definition.

B. Unexpected adverse drug experience. An unexpected adverse drug experience is any adverse drug experience that is not listed in the current labeling for the Product. "Unexpected" refers to an adverse drug experience that has not been previously observed (i.e. is not included in the investigator brochure) rather than an experience that is not anticipated based on the pharmacological properties of the pharmaceutical product.

3.0  Policy Statements:

A. Each Party will follow its existing procedures for intake, review and reporting of adverse events.
B. Each Party will maintain the original source documents in accordance with current regulatory requirements.
C. PDL and SB will exchange safety information as appropriate.
D. SB and PDL Central Safety Departments(or equivalents) will review this Appendix periodically and revise same as necessary.
E. PDL will maintain the central international adverse event database of adverse event reports associated with PRODUCT.

4.0  Processing Adverse Events Associated With PRODUCT:

A. PDL Responsibilities:

1. PDL will acknowledge all reports submitted by SB under 4.B.1 below.

2. PDL will generate and submit all serious and unexpected adverse event
(SAE) reports associated with PRODUCT to the FDA within 7 or 15 calendar days of the initial report of information by PDL in accordance with local regulations. PDL will cross reference SB's IND on all such reports and will provide SB Worldwide Clinical Safety (SB WWCS) Department with a copy of any report at the time of submission to the FDA as well as a copy of the final report.

3. Prior to initiating the first clinical trial with PRODUCT, PDL will provide SB with a copy of PDL's standard operating procedure "SOP" related to safety reporting, including a technical description of the information to be captured in the safety database. SB will review this SOP to ensure that regulatory reporting requirements will be met and, and to ensure that the data captured is of sufficient detail to allow the data to be integrated after the PHASE II REVIEW POINT PAYMENT, if the parties decide that safety reporting shall be managed by SB in accordance with Paragraph 3.04(a)(ii) of the AGREEMENT.

PDL will generate and submit a line listing of all SAEs to SB WWCS. Such line-listing will be produced on a quarterly basis and will indicate the patient number, SAE(s) reported for each patient, and causality assigned by the clinical investigator for each SAE.

4. PDL will generate and submit all necessary documents associated with the IND Annual Report to the FDA in accordance with regulations and will cross reference SB's IND in doing so. PDL will simultaneously submit a copy of each IND Annual Report to SB WWCS.

5. PDL will generate and submit any necessary Investigator Letters regarding serious and unexpected adverse reactions to the FDA in accordance with regulations and will cross reference SB's IND in doing so. PDL will simultaneously submit a copy of each Investigator Letter to SB WWCS.

B. SB Responsibilities:

1. Within 30 days following execution of this AGREEMENT, SB WWCS will submit via CIOMS I forms all SAEs associated with PRODUCT entered into SB's Safety Database as of the EFFECTIVE DATE.

2. In the event that SB is inadvertently contacted by a clinical investigator to report a PRODUCT-related SAE, SB will attempt to (i) forward the clinical investigator to PDL for follow-up and (ii) if this is not immediately possible, record the SAE and send to PDL by facsimile within 24 hours of receipt by SB WWCS.

3. SB will no longer enter any SAE reports associated with PRODUCT on its Safety Database, as these reports will be maintained in PDL's Safety Database as described in 4.A.3 above.

5.0  Pharmacovigilance Contacts In Each Party:
A.  For SB:                                                     Contact
Address and Numbers
Primary:        [CONFIDENTIAL TREATMENT REQUESTED]


B.  For PDL:                                                            Contact
Address and Numbers
[CONFIDENTIAL TREATMENT REQUESTED]

copy to:
[CONFIDENTIAL TREATMENT REQUESTED]

DEVELOPMENT AND LICENSE AGREEMENT
SMITHKLINE BEECHAM CORPORATION-PROTEIN DESIGN LABS, INC.
APPENDIX D
DEVELOPMENT PLAN
[CONFIDENTIAL TREATMENT
REQUESTED]



DEVELOPMENT AND LICENSE AGREEMENT
SMITHKLINE BEECHAM CORPORATION-PROTEIN DESIGN LABS, INC.
APPENDIX E
THE MANUFACTURING PLAN
[CONFIDENTIAL TREATMENT REQUESTED]



CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO
DESIGNATED PORTIONS OF THIS DOCUMENT

DEVELOPMENT AND LICENSE AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO
DESIGNATED PORTIONS OF THIS DOCUMENT

DEVELOPMENT AND LICENSE AGREEMENT               Page 70